Exhibit 10.1
NOTE: PORTIONS OF THIS EXHIBIT INDICATED BY “[****]” ARE SUBJECT TO A CONFIDENTIAL
TREATMENT REQUEST, HAVE BEEN OMITTED FROM THIS EXHIBIT AND HAVE BEEN FILED
SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION AS PART OF THIS
COMPANY’S CONFIDENTIAL TREATMENT REQUEST.
SETTLEMENT AGREEMENT
among,
KANSAS CITY SOUTHERN DE MÉXICO, S.A. DE C.V.,
and
FERROCARRIL MEXICANO, S.A. DE C.V.,
FERROSUR, S.A. DE C.V.,
MINERA MÉXICO, S.A. DE C.V.,
INFRAESTRUCTURA Y TRANSPORTES FERROVIARIOS, S.A. DE C.V.,
INFRAESTRUCTURA Y TRANSPORTES MÉXICO, S.A. DE C.V
LÍNEAS FERROVIARIAS DE MÉXICO, S.A. DE C.V.,
GRUPO FERROVIARIO MEXICANO, S.A. DE C.V., and
GRUPO MÉXICO, S.A.B. DE C.V.
February 9, 2010

Table of Contents
NOTE: PORTIONS OF THIS EXHIBIT INDICATED BY “[****]” ARE SUBJECT TO A CONFIDENTIAL TREATMENT REQUEST, HAVE BEEN OMITTED FROM THIS EXHIBIT AND HAVE BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION AS PART OF THIS COMPANY’S CONFIDENTIAL TREATMENT REQUEST.

Representations	1

Clause One. Definitions and Rules of Interpretation.	7
1.1 Definitions	7
1.2 Rules of Interpretation.	14
1.3 Interpretation of KP References and GPS Measurements.	15
1.4 Exhibits.	17
1.5 Consents from the Ferromex Parties	17

Clause Two. Settlement.	17
2.1 Termination of the Private Procedures and Consideration for Kansas.	17
2.2 Authority of this Agreement.	18
2.3 Settlement Procedures.	18
2.4 CFC Procedures.	19
2.5 Withdrawals; Termination Acts.	19
2.6 The Other Defendants.	20
2.7 General Indemnity.	21
2.8 Future Proceedings.	21

Clause Three. Consideration for Waivers and Termination of the Private Procedures.	21
3.1 Consideration for Termination and Waivers.	21
3.2 Survival of Provisions.	22
3.3 Cooperation and Further Actions.	22

Clause Four. Trackage Rights Rates.	22
4.1 [****]	22
4.2 [****]	22
4.3 General Conditions on Rates.	22
4.4 Acknowledgment.	22

Clause Five. Trackage Rights - Veracruz.	23
5.1 Trackage Rights for Trains in the Veracruz Access Zone.	23
5.2 Trackage Rights for Trains to APIVER.	23
5.3 Trackage Rights for other Type of Trains.	24
5.4 Other Provisions.	24

Clause Six. Switching Services.	25
6.1 Veracruz Access Zone.	25
6.2 Puebla-Tlaxcala Industrial Zone/Volkswagen at Panzacola.	26

Clause Seven. Other Access Rights.	28
7.1 FCCM.	28
7.2 Access to and from APIVER.	28
7.3 Ferrovalle By-Pass.	29

i

7.4 Ferrovalle By-Laws and Certain Rates.	30
7.5 Cooperation and Further Actions.	30

Clause Eight. Maintenance and Operation of Subject Trackage.	30
8.1 General Rules.	30
8.2 License.	31
8.3 Alternative Routes.	31
8.4 Track Connections.	31
8.5 Direction and Control of Construction, Maintenance, Repair, and Renewal.	31
8.6 Direction and Control of Management and Operation.	32
8.7 General Terms and Conditions of the Trackage Rights.	32
8.8 Additional Rules on Management and Operation of Subject Trackage.	33
8.9 Repairs on Dragged Equipment; Removal of Bad Ordered Tractive Equipment.	34
8.10 Derailment and Accidents Involving Hazardous Materials.	35
8.11 Training of Subject Trackage User’s Crews.	36
8.12 Default.	37

Clause Nine. Dispatch of Trains; Traffic Control Centers; Non- Discrimination.	37
9.1 Traffic Control Centers.	37
9.2 Service Schedule.	37
9.3 Non-Discrimination.	37
9.4 Uninterrupted Flow of Traffic and Other Items.	38
9.5 Trackage Rights Use Notice.	38

Clause Ten. Billing.	39
10.1 Billing Forms.	39
10.2 Updating of Rates. [****]	39
10.3 Default Interest.	39
10.4 Disputed Bills.	39
10.5 Inspections and Audits.	40
10.6 [****]	40

Clause Eleven. Service Standards Committee.	40
11.1 The Committee.	40
11.2 Limitations of the Committee.	41
11.3 Transition Period.	41

Clause Twelve. Other Obligations.	42

Clause Thirteen. Term; Termination.	43
13.1 Duration.	43
13.2 Abandonment.	44
13.3 Resolution of the Ferromex Merger under the CFC Procedures.	45
13.4 Effects of the Termination.	45

Clause Fourteen. Default and Remedies.	46
14.1 Enforcement, Rescission.	46
14.2 Specific Remedies.	47

Clause Fifteen. Liability.	47
15.1 General Rule.	47
15.2 Liability on the Exercise of Trackage Rights.	47
15.3 [****]	48
15.4 Litigation and Settlements.	48

15.5 Labor.	49
15.6 [****]	49

Clause Sixteen. Governmental Approvals.	50

Clause Seventeen. Miscellaneous.	50
17.1 Agreement between the Parties, Language.	50
17.2 Amendments.	50
17.3 Partial Invalidity.	50
17.4 Assignment of Rights and Obligations.	51
17.5 No Damages or Losses from Private Procedures.	51
17.6 Taxes.	51
17.7 Notices.	51

Clause Eighteen. Dispute Resolution.	52

Clause Nineteen. Jurisdiction and Applicable Law.	52
Clause Twenty. Termination of Disputes of the Existing Procedure.	65
Clause Twenty-one.	65
Clause Twenty-two. Acts of Completion.	66
Clause Twenty-three. Waiver of Rights and Actions.	66
Clause Twenty-four. Waiver of Future Proceedings.	66
Clause Twenty-five. Absence of Obligations.	66
Clause Twenty-six. Certain Indemnities.	67
Clause Twenty-seven. Acknowledgments.	67
Clause Twenty-eight. Jurisdiction.	67

Exhibits

Exhibit A Kansas Concession Title

Exhibit B Private Procedures

Exhibit C CFC Procedures

Exhibit D Ferromex Concession Title

Exhibit E Ferrosur Concession Title

Exhibit F Ferromex Parties’ Corporate Structure

Exhibit G Additional Termination Acts

Exhibit H Information to be Delivered in connection with Trackage Rights.

Exhibit I Other Defendants’ Consent.

Exhibit J Ferrovalle By-laws.

Appendix 1 Technical Descriptions

SETTLEMENT AGREEMENT, DATED AS OF FEBRUARY 9, 2010 (THIS “AGREEMENT”), AMONG:
KANSAS CITY SOUTHERN DE MEXICO, S.A. DE C.V. (“Kansas”), REPRESENTED BY MR. JOSÉ ZOZAYA DELANO;
FERROCARRIL MEXICANO, S.A. DE C.V. (“Ferromex”), REPRESENTED BY MR. ALFREDO CASAR PÉREZ;
FERROSUR, S.A. DE C.V. (“Ferrosur”), REPRESENTED BY MESSRS. OCTAVIO JAVIER ORNELAS ESQUINCA AND HUGO RAFAEL GÓMEZ DÍAZ;
MINERA MÉXICO, S.A. DE C.V. (“Minera México”), REPRESENTED BY MR. ARMANDO FAUSTO ORTEGA GÓMEZ;
INFRAESTRUCTURA Y TRANSPORTES FERROVIARIOS, S.A. DE C.V., (“ITF”), REPRESENTED BY MR. ALBERTO DE LA PARRA ZAVALA;
INFRAESTRUCTURA Y TRANSPORTES MÉXICO, S.A. DE C.V. (“ITM”), REPRESENTED BY MR. ALBERTO DE LA PARRA ZAVALA;
LÍNEAS FERROVIARIAS DE MÉXICO, S.A. DE C.V., (“LFM”), REPRESENTED BY MR. ALFREDO CASAR PÉREZ;
GRUPO FERROVIARIO MEXICANO, S.A. DE C.V., (“Grupo Ferroviario”), REPRESENTED BY MR. ALBERTO DE LA PARRA ZAVALA; and
GRUPO MÉXICO, S.A.B. DE C.V. (“Grupo México” and together with Ferromex, Ferrosur, Minera México, ITF, ITM, LFM and Grupo Ferroviario, the “Ferromex Parties”), REPRESENTED BY MR. ALBERTO DE LA PARRA ZAVALA;
IN TERMS OF THE FOLLOWING REPRESENTATIONS AND CLAUSES:
Representations
     I. Kansas represents that:
     (a) It is a sociedad anónima de capital variable duly incorporated under the laws of the UMS, as evidenced by public deed number 50,413, dated November 22, 1996, granted before Mr. Miguel Alessio Robles Landa, Public Notary No. 19 of the Federal District, registered before the Public Registry of Commerce of Monterrey, Nuevo León under Item 29, Volume 429, Book 3, Second Auxiliary, Commerce Section.
     (b) On December 2, 1996, the Ministry granted in favor of Kansas (formerly, Ferrocarril del Noreste, S.A. de C.V.) a concession title for the operation and exploitation of the Northeast Railway, including for the rendering of railway services thereon (as amended and including all exhibits, hereinafter the “Kansas Concession Title”). A copy of the Kansas Concession Title, without exhibits, is attached hereto as Exhibit A.

     (c) The Kansas Concession Title has a term of 50 (fifty) years counted as of July 31, 1997.
     (d) It has knowledge of the terms of each and every act and ruling of any nature related to the procedures listed in Exhibits B and C hereto, including, without limitation, the relevant rulings issued in connection therewith as of the date hereof.
     (e) Its legal representative has the necessary authority to execute this Agreement, as evidenced by public deed number 142,188, dated January 29, 2010, granted before Mr. Cecilio González Márquez, Notary Public No. 151, of the Federal District, which authority has not been revoked or modified in any manner whatsoever as of the date hereof.
     II. Ferromex represents that:
     (a) It is a sociedad anónima de capital variable duly incorporated pursuant to the laws of the UMS, as evidenced by public deed number 51,923, dated June 11, 1997, granted before Mr. Miguel Alessio Robles Landa, Notary Public No. 19 of the Federal District, registered before the Public Registry of Commerce of Mexico City under commercial file number 226,005.
     (b) On June 22, 1997, the Ministry granted in favor of Ferromex (formerly, Ferrocarril Pacífico-Norte, S.A. de C.V.) a concession title for the operation and exploitation of the Northern-Pacific Railway, including for the rendering of railway services thereon (as amended and including all exhibits, hereinafter the “Ferromex Concession Title”). A copy of the Ferromex Concession Title, without exhibits, is attached hereto as Exhibit D.
     (c) The Ferromex Concession Title has a term of 50 (fifty) years counted as from February 14, 1998.
     (d) It has knowledge of the terms of each and every act and ruling of any nature related to the procedures listed in Exhibits B and C hereto, including, without limitation, the relevant rulings issued in connection therewith as of the date hereof.
     (e) Its legal representative has the necessary authority to execute this Agreement, which authority has not been revoked or modified in any manner whatsoever as of the date hereof.
     III. Ferrosur represents that:
     (a) It is a sociedad anónima de capital variable duly incorporated pursuant to the laws of the UMS, as evidenced by public deed number 53,664, dated June 22, 1998, granted before Mr. Miguel Alessio Robles Landa, Notary Public No. 19 of the Federal District, registered before the Public Registry of Commerce of Mexico City under commercial file number 239,723.
     (b) On June 29, 1998, the Ministry granted in favor of Ferrosur a concession title for the operation and exploitation of the Southeast Railway, including for the rendering of railway services thereon (as amended and including all exhibits, hereinafter the “Ferrosur Concession Title”). A copy of the Ferrosur Concession Title, without exhibits, is attached hereto as Exhibit E.

     (c) The Ferrosur Concession Title has a term of 50 (fifty) years counted as from June 29, 1998.
     (d) It has knowledge of the terms of each and every act and ruling of any nature related to the procedures listed in Exhibits B and C hereto, including, without limitation, the relevant rulings issued in connection therewith as of the date hereof.
     (e) Its legal representative has the necessary authority to execute this Agreement, which authority has not been revoked or modified in any manner whatsoever as of the date hereof.
     IV. Minera México represents that:
     (a) It is a sociedad anónima de capital variable duly incorporated pursuant to the laws of the UMS.
     (b) It has knowledge of the terms of each and every act and ruling of any nature related to the procedures listed in Exhibits B and C hereto, including, without limitation, the relevant rulings issued in connection therewith as of the date hereof.
     (c) Its legal representative has the necessary authority to execute this Agreement, which authority has not been revoked or modified in any manner whatsoever as of the date hereof.
     V. ITF represents that:
     (a) It is a sociedad anónima de capital variable duly incorporated pursuant to the laws of the UMS.
     (b) It has knowledge of the terms of each and every act and ruling of any nature related to the procedures listed in Exhibits B and C hereto, including, without limitation, the relevant rulings issued in connection therewith as of the date hereof.
     (c) Its legal representative has the necessary authority to execute this Agreement, which authority has not been revoked or modified in any manner whatsoever as of the date hereof.
     VI. ITM represents that:
     (a) It is a sociedad anónima de capital variable duly incorporated pursuant to the laws of the UMS.
     (b) It has knowledge of the terms of each and every act and ruling of any nature related to the procedures listed in Exhibits B and C hereto, including, without limitation, the relevant rulings issued in connection therewith as of the date hereof.

     (c) Its legal representative has the necessary authority to execute this Agreement, which authority has not been revoked or modified in any manner whatsoever as of the date hereof.
     VII. LFM represents that:
     (a) It is a sociedad anónima de capital variable duly incorporated pursuant to the laws of the UMS.
     (b) It has knowledge of the terms of each and every act and ruling of any nature related to the procedures listed in Exhibits B and C hereto, including, without limitation, the relevant rulings issued in connection therewith as of the date hereof.
     (c) Its legal representative has the necessary authority to execute this Agreement, which authority has not been revoked or modified in any manner whatsoever as of the date hereof.
     VIII. Grupo Ferroviario represents that:
     (a) It is a sociedad anónima de capital variable duly incorporated pursuant to the laws of the UMS.
     (b) It has knowledge of the terms of each and every act and ruling of any nature related to the procedures listed in Exhibits B and C hereto, including, without limitation, the relevant rulings issued in connection therewith as of the date hereof.
     (c) Its legal representative has the necessary authority to execute this Agreement, which authority has not been revoked or modified in any manner whatsoever as of the date hereof.
     IX. Grupo México represents that:
     (a) It is a sociedad anónima bursátil de capital variable duly incorporated pursuant to the laws of the UMS, as evidenced by public deed number 56,551, dated September 2, 1999, granted before Mr. Miguel Alessio Robles Landa, Notary Public No. 19 of the Federal District, registered before the Public Registry of Commerce of Mexico City under commercial file number 253,318.
     (b) It is the ultimate shareholder of Ferromex, Ferrosur, Minera México, ITF, ITM, LFM and Grupo Ferroviario, and their corporate structure as per the Ferromex Merger is described in Exhibit F hereto, and as of the date of this Agreement no third party (other than as described in Exhibit F) has acquired any right with respect to the shares of capital stock issued by them nor are there any agreements or letters or intent that would have the effect of modifying said corporate structure.
     (c) It has knowledge of the terms of each and every act and ruling of any nature related to the procedures listed in Exhibits B and C hereto, including, without limitation, the relevant rulings issued in connection therewith as of the date hereof.

     (d) Its legal representative has the necessary authority to execute this Agreement, which authority has not been revoked or modified in any manner whatsoever as of the date hereof.
     X. The Ferromex Parties jointly represent that:
     (a) On or about November, 2005, they and/or their Affiliates and controlling companies entered into a series of agreements and other corporate restructuring measures that eventually resulted in Ferromex and Ferrosur coming under the common control of Grupo México (the “Ferromex Merger”).
     (b) Their corporate structure resulting from the Ferromex Merger is described in Exhibit F hereto, and as of the date of this Agreement no third party (other than as described in Exhibit F) has acquired any right with respect to the shares of capital stock issued by each of them, nor are there any agreements or letters of intent that would have the effect of modifying said corporate structure. As a consequence, Grupo México has control over the rest of the Ferromex Parties.
     (c) The Comisión Federal de Competencia (the “CFC”) has been notified of, or initiated, as applicable, the proceedings listed in Exhibit C with respect to the Ferromex Merger and/or its effects, and which are still pending final resolution along with the defense mechanisms also listed in Exhibit C (the “CFC Procedures”).
     XI. The Ferromex Parties and Kansas jointly represent that:
     (a) Kansas, the Ferromex Parties and the Other Defendants have been, and continue to be, parties in several disputes, procedures and/or controversies before judicial authorities with respect to:
(i)	the Ferromex Merger or its effects, which proceedings are listed on Exhibit B hereto (the “Private Procedures”); and

(ii)	the lawsuit pending before the Third District Federal Civil Judge in Mexico City under docket number 253/2009, against Kansas and the Mexican Government in connection with several disputes, procedures and/or controversies before judicial authorities with respect to the acquisition of Kansas shares by Grupo TFM, S.A. de C.V., in 1997 (the “Minera México Lawsuit” and together with the Private Procedures the “Settlement Procedures”)
     (b) The Private Procedures and the CFC Procedures are the only existing procedures regarding the Ferromex Merger or its effects in which, to the knowledge of Kansas and the Ferromex Parties, Kansas is a party.
     (c) It is their intention, through the execution and carrying out of this Agreement and the Ferrovalle Agreement, to:
(i)	completely, definitively and irrevocably terminate the Settlement Procedures;

(ii)	terminate any and all rights, obligations, actions and/or lawsuits which they have or may have in the future against the other Party in connection with the Settlement Procedures; and

(iii)	agree on certain provisions as consideration for Kansas’ consenting to the termination of the Private Procedures and its withdrawal as interested party in the CFC Procedures, which are further detailed in this Agreement and the Ferrovalle corporate documents as amended, with the purpose of achieving, among other things (u) that each of Ferrosur and Kansas have commercial and operational access to all customers on equivalent service and financial terms at the port facilities currently located or to be developed in the Municipality of Veracruz and its vicinity, as described below; (v) that each of Ferrosur and Kansas have equivalent commercial and operational access between Mexico City and the State of Veracruz; (w) the amendment of the governing documents of Ferrovalle as provided in the Ferrovalle Agreement; (x) the reduction of Kansas’ dependency on the services of Ferrovalle; (y) that Kansas obtains access to certain areas and shippers in or around the State of Puebla and Tlaxcala; and (z) to provide neutral access to and from the railway lines and tracks indicated in this Agreement.
     XII. Each of the Ferromex Parties and Kansas represents, through its respective representative, that:
     (a) This Agreement and the other acts derived herefrom, entered or to be entered by it, constitute, or after their execution shall constitute, as the case may be, valid and binding obligations of such Party, in compliance with the applicable legal framework, enforceable against it in accordance with its terms.
     (b) It has not assigned in any way nor granted in guaranty any of the rights that correspond or may correspond to it with respect to the Settlement Procedures.
     (c) It has not entered into agreements or contracts with any person that may result in a breach of this Agreement or the acts derived herefrom.
     (d) It has no knowledge of any litigation, whether judicial or extrajudicial, administrative or any other procedures (nor threat or warning of any of the foregoing) that prevents or may prevent it from (i) entering into this Agreement; (ii) entering into the other acts derived herefrom; and/or (iii) complying with the obligations derived from (i) and (ii) above.
     (e) The execution of this Agreement and of the other acts derived herefrom, as well as the fulfillment of the obligations derived from the former and latter, will not be contrary to, nor will it result in a violation or breach of agreements or instruments to which it is a party or by means of which it is bound, of the applicable legal framework, or of any law, regulation, decree, official writ, agreement or ruling of any Governmental Authority.
     NOW, THEREFORE, in consideration of the foregoing representations, the obligations and agreements contained herein, the parties agree the following:

Clauses
     Clause One. Definitions and Rules of Interpretation.
     1.1 Definitions. Capitalized terms used and not otherwise defined in this Agreement shall have the meanings ascribed to such terms in this Section 1.1. With respect to any such term that is defined by reference to another agreement or document for purposes hereof, such term shall continue to have the definition in effect as of the date hereof, notwithstanding any termination, expiration or modification of such other agreement or document.
     “AAR” means the Association of American Railroads.
     “Affiliates” means entities owned or controlled by, or under common control with, or whose ultimate parent company is the same as that of, another, named company.
     “Agreement” shall have the meaning ascribed to such term in the heading of this Agreement.
     “APIVER” means, jointly: (i) the Administración Portuaria Integral de Veracruz, S.A. de C.V., together with any of its successors or assignees; and/or (ii) any person awarded a contract for the provision of port services and/or the construction, use, exploitation, maintenance and operation of a port by any of the entities mentioned in clause (i), including without limitation, through partial assignment of rights agreements (convenios de cesión parcial de derechos).
     “Applicable Framework” means the norms, rules, regulations and/or standards set forth in or issued by: (i) the Railroad Service Law, (ii) the Regulations, (iii) the Ministry, (iv) the Concession Titles, (v) any other Governmental Authority (including with respect to the preservation of historical sites), (vi) any other law, regulation or rule applicable to the Parties, including normas mexicanas and normas oficiales mexicanas, and (vii) the AAR (only to the extent not contrary to Mexican law); in each case as they refer to the maintenance of trackage, the maintenance of the assets granted in concession to the Ferromex Parties and Kansas under their respective Concession Titles and/or the performance of railroad services in general.
     “Articulated Car” means Dragged Equipment comprised of multiple units coupled permanently or semi-permanently together in a manner that individual units cannot, without modification, be operated separately because they share common trucks and wheels or other mechanical or pneumatic equipment, including, for example, articulated double-stack intermodal Cars.
     “Car” means Dragged Equipment employed in any form of freight transportation, including articulated, intermodal, articulated-intermodal and any other type of Articulated Car.
     “Car-Kilometer” means each kilometer travelled by each Party’s unit of Railroad Equipment (loaded or unloaded) over the Trackage of the other Party; provided that: (i) each kilometer travelled by a unit of Tractive Equipment over the Trackage of the other Party shall count as 2 (two) Car-Kilometers; (ii) each Car-Kilometer traveled by an Articulated Car shall count as 1 (one) Car-Kilometer per platform or well comprising such Articulated Car; and (iii)

each Car-Kilometer traveled by an Articulated Car servicing automotive traffic (Automax) shall count as 2 (two) Car-Kilometers per unit comprising such Articulated Car.
     “CFC” shall have the meaning ascribed to such term in Representation X (c) of this Agreement.
     “CFC Procedures” shall have the meaning ascribed to such term in Representation X (c) of this Agreement, and which are listed in Exhibit C hereof.
     “Committee” shall have the meaning ascribed to such term in Section 11.1(a) of this Agreement.
     “Concession Title” means the Kansas Concession Title, the Ferromex Concession Title, the Ferrovalle Concession Title and/or the Ferrosur Concession Title, as applicable.
     “Dispute” means a difference, breach or any other form of controversy, between the Parties as to the meaning, compliance, validity, enforcement, interpretation, scope or application of the terms or provisions of this Agreement.
     “Dispute Notice” shall have the meaning ascribed to such term in Clause Eighteen of this Agreement.
     “Dollars” means the legal currency of the United States of America.
     “Dragged Equipment” means Railroad Equipment that lacks self-traction, including Cars.
     “El Chapo” means Line FA KP 18+000, as further specified in Appendix 1.
     “Empty Car” means a Car that is not a Loaded Car. A Tank Car will be considered an Empty Car when it has been unloaded and is, after unloading, carrying an amount less than 7% (seven percent) of the Car’s rated capacity.
     “Environmental Claim” means the direct costs of any cleanup, response, removal, remediation, natural resource damage, closure and/or post closure required by any environmental conditions affecting the air, soil, surface waters, ground waters, streams, sediments and similar environmental conditions caused by, resulting from, arising out of, or occurring in connection with this Agreement.
     “Environmental Laws” means all federal, state and municipal laws, official Mexican standards, statutes, ordinances, regulations, criteria, guidelines and rules of civil law now in effect, and, in each case, as amended, and any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment relating to the regulation and protection of human health, safety, the environment and natural resources, including air emissions, surface water, groundwater, wetlands, land, surface or subsurface strata. Environmental Laws shall include laws and regulations relating to emissions, discharges, releases or threatened releases of Hazardous Materials or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous

Materials. Environmental Laws shall also include the following Mexican laws insofar as they regulate or relate to environmental or public health matters: the General Law for Ecological Equilibrium and the Protection of the Environment (Ley General de Equilibrio Ecológico y Protección al Ambiente), the General Law for the Prevention and Integral Handling of Waste (Ley General para la Prevención y Gestión Integral de los Residuos), the General Health Law (Ley General de Salud), Title Nine of the Federal Labor Law (Titulo Nueve de Ley Federal del Trabajo), the General Law for Sustainable Forestry Development (Ley General de Desarrollo Forestal Sustentable), the National Waters Law (Ley de Aguas Nacionales), the General Law on National Property (Ley General de Bienes Nacionales), the Human Settlements General Law (Ley General de Asentamientos Humanos), the Federal Regulations on Occupational Safety, Hygiene and Environment (Reglamento Federal de Seguridad, Higiene y Medio Ambiente de Trabajo), the Federal Criminal Code (Código Penal Federal) and their state and local counterparts or equivalents.
     “FCCM” means the operator from time to time of the Chiapas-Mayab Railway Unit.
     “Ferromex” has the meaning ascribed to such term in the heading of this Agreement.
     “Ferromex Concession Title” shall have the meaning ascribed to such term in Representation II (b) of this Agreement.
     “Ferromex Merger” shall have the meaning ascribed to such term in Representation X (a) of this Agreement.
     “Ferromex Parties” shall have the meaning ascribed to such term in the heading of this Agreement.
     “Ferrosur” shall have the meaning ascribed to such term in the heading of this Agreement.
     “Ferrosur Concession Title” shall have the meaning ascribed to such term in Representation III (b) of this Agreement.
     “Ferrovalle” shall have the meaning ascribed to such term in the heading of this Agreement.
     “Ferrovalle Access Zone” means the trackage granted in concession to Ferrovalle under the Ferrovalle Concession Title, as further described in Appendix 1.
     “Ferrovalle Agreement” means, jointly: (i) the amended by-laws of Ferrovalle which are modified on the date hereof; and (ii) the corporate resolutions and actions with respect to the amendment to the by-laws of Ferrovalle.
     “Ferrovalle Concession Title” shall have the meaning ascribed to such term in Representation XIII (b) of this Agreement.
     “Governmental Authority” means any national, state, county, city, town, village, municipal or other de jure or de facto government entity, department, office, commission, board,

bureau, agency, authority or instrumentality of the UMS or any political subdivision thereof, and any person exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to any of the foregoing entities, including all commissions, boards, bureaus, courts, arbitrators and arbitration panels of any of the foregoing entities, and any authority or other person controlled directly or indirectly by any of the foregoing.
     “GPS” means the Global Positioning System, a space-based radionavigation system that provides reliable positioning anywhere in the world.
     “Grupo Ferroviario” shall have the meaning ascribed to such term in the heading of this Agreement.
     “Grupo México” shall have the meaning ascribed to such term in the heading of this Agreement.
     “Hazardous Materials” means and includes any and all radioactive materials, radon and asbestos, heavy metals, organic compounds known as polychlorinated biphenyls, chemicals known to cause cancer or reproductive toxicity, pollutants, contaminants, hazardous wastes, toxic substances, toxic pollutants, petroleum substances or petroleum products, pesticides, and any and all other substances or materials defined as, or included in the definition of “hazardous wastes”, “hazardous materials”, “hazardous substances” , “toxic substances” or “toxic pollutants” under, or for the purposes of, any Environmental Laws.
     “Indemnified Party” shall have the meaning ascribed to such term in Section 2.7 hereof.
     “Indemnifying Party” shall have the meaning ascribed to such term in Section 2.7 hereof.
     “ITF” shall have the meaning ascribed to such term in the heading of this Agreement.
     “ITM” shall have the meaning ascribed to such term in the heading of this Agreement.
     “Interchange” means the action by which one of the Parties receives from or delivers to another Party Cars.
     “Interchange Rules” means the most recently effective edition of the Field Manual of the Interchange Rules adopted by the AAR governing the Interchange of cars and Railroad Equipment between railroads.
     “Kansas” shall have the meaning ascribed to such term in the heading of this Agreement.
     “Kansas Concession Title” shall have the meaning ascribed to such term in Representation I (b) of this Agreement.
     “KP” means: (i) each of the kilometer signs currently existing along the trackage comprising the Mexican Railway System; and/or (ii) in case no kilometer signs exist for a given location, the KP means a measurement of the kilometers and meters of said location measured as from the nearest existing sign.
     “Lechería” means, jointly, the “Piloto” yard on Line A KP 021+000 and the “H” yard on Line H KP 003+000, as further specified in Appendix 1.
     “Loaded Car” means a Car carrying any form of freight; provided that: (a) in the case of an Articulated Car, if it is carrying at least one empty or loaded container or one empty or loaded trailer, said Car will be deemed as loaded; (b) each platform or well of an Articulated Car would be deemed as 1 (one) Car; and (c) each unit of an Articulated Car servicing automotive traffic (Automax) would be deemed as 2 (two) Cars. For the avoidance of doubt, when a Car is on the Trackage of another Party under any trackage right, switching service provided for in this Agreement, that Car must be treated as either a Loaded Car or an Empty Car according to the definitions and terms of this Agreement.
     “Loss or Damage” means, without limitation, all claims, liabilities, costs, losses (daños), lost profits (perjuicios) and expenses of every nature, including amounts paid under any state or federal compensation law incident to loss or destruction of or damage to property and injury to and death of persons arising from the operation by the Parties on the Subject Trackage.
     “Minera México” shall have the meaning ascribed to such term in the heading of this Agreement.
     “Minera México Lawsuit” shall have the meaning ascribed to such term in Representation XI (a)(ii) of this Agreement.
     “Ministry” means the Secretaría de Comunicaciones y Transportes of the federal Government of the UMS.
     “Other Defendants” means each of the following companies that are a party as defendants under the Private Procedures: (i) Grupo Condumex, S.A. de C.V.; (ii) SINCA Inbursa, S.A. de C.V., Sociedad de Inversiones de Capitales; (iii) Banco Inbursa, S.A., Institución de Banca Múltiple, Grupo Financiero Inbursa; (iv) Grupo Financiero Inbursa, S.A.B. de C.V.; y (v) Grupo Carso, S.A.B. de C.V.
     “Parties” means each of Kansas, on the one hand, and the Ferromex Parties, on the other. For the avoidance of doubt, unless the context requires otherwise, references to one Party, “either Party” or “the other Party” shall be understood as referring to either (i) Kansas or (ii) each and all of the Ferromex Parties.
     “Party of the First Part” shall have the meaning ascribed to such term in Section 10.1(b).
     “Party of the Second Part” shall have the meaning ascribed to such term in Section 10.1(b).

     “Person” shall mean and include an individual, a partnership, a limited liability partnership, a joint venture, a corporation, a limited liability company, a trust, an unincorporated organization, a group and a Governmental Entity.
     “Pesos” means the legal currency of the UMS.
     “Port of Veracruz” means, jointly: (i) the current port facilities (recinto portuario) located in the Municipality of Veracruz, which are granted in Concession to the APIVER, which are identified in Appendix 1; and (ii) any expansions, amendments or additions to the current port facilities (recinto portuario), whether by change in the corresponding concession title or otherwise, that occur in the current port facilities (recinto portuario) mentioned in part (i) of this definition after the date hereof.
     “Private Procedures” shall have the meaning ascribed to such term in Representation XI (a)(i) of this Agreement, and which are listed in Exhibit B hereof.
     “Puebla-Tlaxcala Access Zone” means: (i) the Puebla Terminal, as identified in Appendix 1; (ii) any industry and/or User currently or in the future located within the area comprised between: Line VB KP 84+500 and Line VB KP 118+600; (iii) any industry and/or User currently or in the future located within the area comprised between: Line SA KP 44+800 and Line SA KP 7+500; and (iv) any industry and/or User connected to points (i, ii, and iii) above, whether directly and/or through auxiliary or secondary tracks, siding, escape tracks, spurs, yard tracks, and/or cortavías.
     “Quarter” means a period of 3 (three) consecutive months of each calendar year that this Agreement is in effect and which periods shall commence on January 1, April 1, July 1 and October 1 of each of such year; provided that the first of such Quarters shall be deemed to commence on the date of this Agreement and conclude on March 31, 2010.
     “Railroad Equipment” means Dragged Equipment and Tractive Equipment.
     “Railroad Service Law” means the Mexican Railroad Service Law (Ley Reglamentaria del Servicio Ferroviario).
     “Regulations” means the Mexican Railway Service Regulations (Reglamento del Servicio Ferroviario).
     “Relevant Personnel” means, in connection with any grant of Trackage Rights, all personnel (whether unionized or not) and officers of the Subject Trackage Owner pertaining to the Subject Trackage, as well as the corresponding labor unions.
     “Response Action” shall have the meaning ascribed to such term in Section 8.10.
     “Santa Fe” means Line V KP 454+600, as further specified in Appendix 1.
     “Settlement Procedures” shall have the meaning ascribed to such term in Representation XI (a)(ii) of this Agreement.

     “Sole Employees” and “Sole Property” means, for purposes of trackage rights granted under this Agreement, one or more officers, agents, employees, contractors or Railroad Equipment, while engaged in, en route to or from, or otherwise on duty incident to performing service for the benefit of one Party. Pilots furnished by Subject Trackage Owner to assist in training or qualifying the Subject Trackage User’s crews to operate on the Subject Trackage or to recrew Subject Trackage User’s trains and to operate them temporarily due to unavailability of Subject Trackage User’s crews operating Railroad Equipment of Subject Trackage User shall be considered the Sole Employees of Subject Trackage User while engaged in such operations. All such officers, agents, employees, contractors, or Railroad Equipment, while engaged in, en route to or from, or otherwise on duty incident to repairing Railroad Equipment, re-railing, or clearing wrecks or derailments or engaged in the repair or renewal of the Subject Property subsequent to any such wreck or derailment shall, for the purpose of this Agreement, be deemed the Sole Employees and/or Sole Property of the Party bearing the cost of repair or of the other Loss or Damage of the wreck or derailment. Such officers, agents, employees, contractors or Equipment while en route from performing such repair, re-railing, or clearing of wrecks or derailments or renewing the Subject Property to perform another type of service, shall not be deemed to be performing service incident to the instant repair, re-railing or clearing of a wreck or derailment.
     “Subject Employees” means, for purposes of trackage rights granted under this Agreement, one or more officers, agents, employees or contractors of Subject Trackage Owner while engaged in maintaining, repairing, constructing, renewing, removing, inspecting, or operating the Subject Property or in making changes in and/or additions thereto for the benefit of both Kansas and any of the Ferromex Parties. Officers, agents, employees or contractors of Subject Trackage Owner shall not be deemed “Subject Employees” while en route from the performance of such work as hereinbefore described to perform service for the benefit of less than all of the Parties hereto.
     “Subject Property” means, for the purposes of trackage rights granted under this Agreement, the Subject Trackage and all appurtenances thereto and all Railroad Equipment while is engaged in maintaining, repairing, constructing, renewing, removing, or inspecting the Subject Trackage or in making changes in and/or additions thereto for the benefit of both Kansas and any of the Ferromex Parties, or while being prepared to engage in, en route to or from, or otherwise incident to performing such service. Such Railroad Equipment shall not be deemed “Subject Property” while en route from the performance of such work as hereinbefore described to perform service for the benefit of less than all of the Parties hereto.
     “Subject Trackage” means, for purposes of trackage rights granted under this Agreement provided for in this Agreement, trackage of the Parties described in Clauses Four, Five, Six and Seven of this Agreement to which the Subject Trackage User is granted a right or, by the Parties’ Concession Titles or by the Subject Trackage Owner, of use or access, including a) the necessary right of way, sidings, secondary tracks, industrial tracks, connections, spurs, yard tracks, crossings, and other appurtenances and support facilities; and, b) all changes in and additions thereto existing now or in the future as are required or desirable for the operation of the trains of the Parties.
     “Subject Trackage Owner” means, for purposes of trackage rights granted under this Agreement, the Party who is granting trackage rights under this Agreement.

NOTE: PORTIONS OF THIS EXHIBIT INDICATED BY “[****]” ARE SUBJECT TO A
CONFIDENTIAL TREATMENT REQUEST, HAVE BEEN OMITTED FROM THIS EXHIBIT AND
HAVE BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION AS
PART OF THIS COMPANY’S CONFIDENTIAL TREATMENT REQUEST.
     “Subject Trackage User” means, for purposes of trackage rights granted under this Agreement, the Party granted the right to use or access the Subject Trackage.
     “Termination Acts” shall have the meaning ascribed to such term in Section 2.5 of this Agreement.
     “Trackage” means the trackage granted in concession to the Parties under their respective Concession Title, as applicable.
     “Tractive Equipment” means a self-propelled railroad vehicle whether employed or not in the movement of the Dragged Equipment.
     “Train” means Tractive Equipment, whether coupled or not to Dragged Equipment, displaying a marker. The marker can be an end of train device or a light displayed on the rear of the last locomotive in a multiple locomotive consist or on a locomotive at the rear end of a Train (for example, a helper or distributive power locomotive). [****] If specified elsewhere in this Agreement, the maximum Train length for the purposes of particular trackage rights or switching services may be limited to less than the maximum length specified in this definition.
     “UMS” means the United Mexican States.
     “User” means the individual or legal entity that contracts with one of the Parties the rendering of the public railway freight transportation service under the terms of a bill of lading or agreement for the providing of such public service.
     “Veracruz Access Zone” means: (i) the Veracruz Yard; (ii) any industry and/or User currently or in the future located within the area comprised between: (a) Line S KP 419+ 000 and Line S KP 409+000; (b) Line V KP 469+000 and Line V KP 454+600; (c) Line GA KP 0+002 and Line GA KP 16+000; (iii) the segment of tracks that connect item (i) and (ii) above; (iv) any industry and/or User connected to preceding items (i), (ii) or (iii) whether directly and/or through auxiliary or secondary tracks, siding, escape tracks, spurs, yard tracks, and/or cortavías, as further identified in Appendix 1.
     “Veracruz Yard” means the trackage identified in Appendix 1, and all yards, auxiliary or secondary tracks, industrial tracks, sidings, escape tracks, spurs, yard tracks, and/or crossings that exist today or that may be built by any of the Ferromex Parties or any third party.
     1.2 Rules of Interpretation. In this Agreement, except to the extent that the context otherwise requires:
(i)	the Table of Contents, Clause and Section and Paragraph headings are for convenience only and shall not affect the interpretation of this Agreement;

(ii)	references to any document, instrument or agreement, including this Agreement, shall include: (a) all exhibits, annexes, schedules, appendices or other attachments hereto or thereto; (b) all documents, instruments or agreements issued or executed in replacement hereof or thereof; and (c) any amendment, restatement, modification, supplement or replacement hereto or thereto, as the case may be;

(iii)	the words “include,” “includes” and “including” are not limiting;

(iv)	references to any person shall include such person’s successors and permitted assigns (and in the case of any Governmental Authority, any person succeeding to such Governmental Authority’s functions and capacities);

(v)	the words “hereof,” “herein” and “hereunder” and words of similar import shall refer to this Agreement as a whole and not to any particular provision of this Agreement;

(vi)	references to “days” means calendar days and references to “business day” shall mean a Monday, Tuesday, Wednesday, Thursday or Friday which is not a legal holiday in Mexico City for the government of the UMS;

(vii)	both Parties shall be understood as having had equal responsibility for the language of this Agreement such that no rule of contractual construction that holds an alleged ambiguity of language in an agreement against the drafter of the agreement shall be applied in the construction of this Agreement;

(viii)	any reference to the Ferromex Parties shall be understood to mean each of Ferromex, Ferrosur, Grupo México, Minera México, ITF, ITM, LFM and Grupo in their individual capacity and as joint and several obligors;

(ix)	any reference to Ferrosur shall include any successor in interest to Ferrosur, whether by merger or otherwise; and

(x)	the singular includes the plural and the plural includes the singular.
     1.3 Interpretation of KP References and GPS Measurements.
     (a) In this Agreement and in Appendix 1 hereof, the numbers following the defined term of a given line and the defined term “KP” indicate a point located at the designated kilometers and meters of the corresponding line. For example, a reference to Line A KP 100+090; means a point located at approximately the 90th meter, of the 100th kilometer of the Line A.
     (b) Ferromex, Ferrosur and Kansas hereby agree to conduct a process to determine the precise locations of the KP points used in this Agreement. To such end, Kansas, Ferrosur and Ferromex agree to the following:
(i)	During a period of 120 (one hundred and twenty) days following the execution of this Agreement, Kansas (directly or through one or more subcontractors of

Kansas) will take GPS coordinates of the KP locations referred to in this Agreement;
(ii)	During that period of time, Ferromex, Ferrosur and their Affiliates shall provide Kansas’ personnel and advisors all reasonable access and assistance for such persons to be able to take the GPS coordinates referred above. Personnel and advisors to Ferromex and Ferrosur may be present during the taking of the GPS coordinates if they wish to do so; in the understanding that Kansas shall inform Ferromex and Ferrosur with at least 3 (three) business days in advance of taking any of such GPS coordinates so that Ferromex and Ferrosur are able to determine whether they wish to be present during the taking of such coordinates and/or to coordinate assistance to Kansas personnel and its contractors;

(iii)	Within 30 (thirty) business days following the measurement period referred in paragraph (i) above, Kansas will submit to Ferromex and Ferrosur a document (which may be an electronic file) indicating the GPS coordinates that correspond to each of the KP points;

(iv)	After receipt of said document, Ferromex and Ferrosur will have 30 (thirty) business days to make any objections to the GPS coordinates, in the understanding that Ferromex and Ferrosur may only object to individual measurements;

(v)	Any GPS coordinates not objected by Ferromex and Ferrosur in writing to Kansas within the 30 (thirty) business days period referred to above, shall be deemed as accepted by Ferromex and thereupon such GPS coordinates shall have the effect mentioned in paragraph (c) of this Section 1.3;

(vi)	Any GPS coordinates objected by Ferromex and Ferrosur in writing, will be submitted to the Committee referred to in Clause Twelve hereof. The Committee shall convene to address the matter within 20 (twenty) business days after the objections from Ferromex were delivered to Kansas;

(vii)	If, within 20 (twenty) business days after the objections from Ferromex and Ferrosur were delivered to Kansas, the Committee: (a) does not meet; or (b) having met, fails to issue a unanimous resolution setting forth the applicable GPS coordinates, either Party may submit the matter to URS Corporation (including to one of their Affiliates operating in the UMS, or any other entity that the Parties agree in writing), whose resolution on the subject will be conclusive and binding, and the GPS coordinates accepted in said resolution shall have the effect mentioned in paragraph (c) of this Section 1.3; and

(viii)	A unanimous resolution from the Committee shall be deemed as accepted by Ferromex, Ferrosur and Kansas, and upon said resolution the GPS coordinates accepted by the Committee shall have the effect mentioned in paragraph (c) of this Section 1.3.

     (c) The GPS coordinates resulting from the process described above shall, once they have been conclusive and final in accordance with said process, become the conclusive geographic indication of the KP locations referred to in this agreement, including if the KP signs do not currently exist or are thereafter altered, destroyed or otherwise become not available.
     (d) The costs of taking the GPS coordinates will be split equally between Ferromex and Kansas.
     1.4 Exhibits. The Exhibits and Appendices listed below are an integral part of this Agreement:
      Exhibit A Kansas Concession Title
     Exhibit B Private Procedures
     Exhibit C CFC Procedures
     Exhibit D Ferromex Concession Title
     Exhibit E Ferrosur Concession Title
     Exhibit F Ferromex Parties’ Corporate Structure
     Exhibit G Additional Termination Acts
     Exhibit H Information to be Delivered in connection with Trackage Rights.
     Exhibit I Other Defendants’ Consent.
     Exhibit J Ferrovalle By-laws.
     Appendix 1 Technical Descriptions
     1.5 Consents from the Ferromex Parties. Whenever this Agreement provides that Ferrosur shall grant trackage, switching or access rights to Kansas, it shall be deemed that the other Ferromex Parties have consented and agreed to the granting of such trackage, switching or access rights to Kansas.
     Clause Two. Settlement.
     2.1 Termination of the Private Procedures and Consideration for Kansas.
     (a) Kansas and the Ferromex Parties enter into this Agreement before a notary public, in order to: (i) terminate in a definitive and irrevocable manner the Settlement Procedures; and (ii) agree on Kansas’ withdrawal from the CFC Procedures; and (iii) agree on the granting and performance of Clauses Four to Nine hereof and the Ferrovalle Agreement as a consideration

(contraprestación) for the benefit of Kansas in connection with the termination of the Settlement Procedures.
     (b) Each of the Ferromex Parties expressly acknowledges and agrees that the execution and full compliance with this Agreement and the Ferrovalle Agreement and the acts deriving therefrom, constitute the consideration (contraprestación) that Kansas is entitled to receive in connection with the termination of the Private Procedures and its withdrawal from the CFC Procedures. The Ferromex Parties hereby agree to perform in full their obligations under this Agreement and the Ferrovalle Agreement and the acts deriving therefrom. Kansas likewise hereby agrees to perform in full its obligations under this Agreement and the Ferrovalle Agreement and the acts deriving therefrom.
     (c) The Parties shall execute and deliver the additional documents and shall perform the subsequent acts that are necessary to carry out and give force and effect to what is provided under this Agreement and the Ferrovalle Agreement.
     (d) Each of Kansas, the Ferromex Parties and Ferrovalle hereby commits to carry out all necessary and desirable acts and actions required to carry out and give force and effect to what is established in this Agreement and the Ferrovalle Agreement.
     2.2 Authority of this Agreement.
     (a) This Agreement: (i) has the authority of res judicata for all legal effects in the broadest terms of article 2953 of the Federal Civil Code regarding the Private Procedures; and (ii) terminates in a definitive and irrevocable manner all the Settlement Procedures, as well as any other right, action, claim, procedure, suit, remedy and, in general, any other obligation of any nature in connection with any cause, fact, act, statement and/or procedure of any kind occurred prior to the date of this Agreement with respect to the matter or facts of the Settlement Procedures. This Agreement does not affect in any manner any controversy which is resolved by the Trackage Rights, Switching and Interline Settlement Agreement executed by Ferromex and Kansas on even date herewith.
     (b) The termination and settlement of disputes referred to in this Agreement is limited to the Settlement Procedures and the actions concerning the CFC Procedures and it shall not be intended to settle or terminate any other dispute or proceedings other than those expressly terminated and settled herein.
     2.3 Settlement Procedures.
     (a) Each of the Ferromex Parties and Kansas expressly acknowledge and agree that the Settlement Procedures have been terminated by the execution of this Agreement and the Ferrovalle Agreement and the compliance with the terms hereof and thereof.
     (b) Kansas releases the Ferromex Parties and the Ferromex Parties release Kansas of any responsibility, obligation and/or claim derived from, or related by any way with, any controversy that is the subject matter of the Settlement Procedures, without reserving any claim or right to such effect.

     2.4 CFC Procedures.
     (a) The Ferromex Parties hereby acknowledge that Kansas has no control or responsibility on whether the CFC Procedures are terminated or not. In this respect, this Agreement and the Ferrovalle Agreement shall remain in full force and effect irrespective of the outcome of the CFC Procedures, except as indicated in Clause Thirteen hereof.
     (b) The Parties hereby acknowledge and agree that nothing contained in this Agreement shall be interpreted as, nor is to be understood as, binding any of them to refrain from providing the information and cooperation that may be required by the CFC under applicable law in the context of the CFC Procedures.
     (c) Kansas hereby acknowledges that by the execution by the Ferromex Parties of this Agreement and their compliance with the terms hereof and the terms of the Ferrovalle Agreement, it: (i) has no further complaints to present to CFC in connection with the matters that are the subject of the CFC Procedures; and (ii) it does not have or reserve any claims for damages in connection with, or arising out of, such CFC Procedures or the Ferromex Merger caused or accrued prior to the execution of this Agreement and to the fullest extent permitted by applicable law hereby waives any right it may have to bring any claims, suits or actions in connection therewith (including with respect to any resolutions issued by a Governmental Authority in the context of the CFC Procedures). The Parties hereby acknowledge and agree that Kansas is not waiving any rights or claims of whatever nature against any event, circumstance or action occurring after the execution of this Agreement or that Kansas takes knowledge of after the execution of this Agreement, different to the facts and circumstances giving rise to the CFC Procedures.
     (d) To the extent permitted by applicable law, Kansas releases the Ferromex Parties and the Ferromex Parties release Kansas of any responsibility, obligation and/or claim derived from, or related to by any way with, any controversy that is the subject matter of the CFC Procedures, without reserving any claim or right to such effect.
     2.5 Withdrawals; Termination Acts.
     (a) The Parties hereby withdraw any type of suit, action, remedy or procedure related to the Settlement Procedures and the CFC Procedures (insofar as the CFC Procedures refer to Kansas), and agree to ratify such withdrawal before a notary public and, if necessary, promptly before the relevant Governmental Authority (including the Ministry or any judicial or administrative authority).
     (b) The Parties hereby agree to carry out any actions listed in Exhibit G, and to cooperate in good faith one with the other, in order to terminate the determinations contained in the rulings and/or resolutions issued with respect to the Settlement Procedures and, if possible, the CFC Procedures. Such obligation includes performing acts and making filings before any judicial and/or administrative authorities, as well as their ratification, but only to the extent necessary to terminate the determinations contained in the rulings and/or resolutions issued with respect to the Settlement Procedures and the CFC Procedures. The Parties explicitly agree, however, that none of the obligations stated in this paragraph shall require any of them to enter into any agreement that would terminate, modify or limit its rights under this Agreement, the Trackage Rights, Switching and Interline Settlement Agreement executed by the Parties concurrently with this Agreement, the Ferrovalle Agreement and/or their respective Concession Titles.
     (c) The Parties hereby agree to file before the courts and the administrative and Governmental Authorities that may be necessary (as the interested Party may require), briefs by means of which they inform of the execution of this Agreement and the terms and conditions agreed to by the Parties herein. Kansas hereby agrees that a copy of this Agreement may be submitted to the CFC by the Ferromex Parties.
     (d) The Parties will take all necessary steps to request that the copies filed are treated by the Parties and by any Governmental Authority (including the CFC) as confidential and that the terms of compensation between the Parties for Trackage Rights granted in this Agreement or in any other Agreement not be made public by any Governmental Authority (including the CFC) as a result of the submission of a copy of this Agreement to them. However, the Parties acknowledge that the decision of any Governmental Authority regarding whether or not to disclose the content of this Agreement is beyond their control, and that the disclosure of this Agreement or any of the provisions hereof by any Governmental Authority shall not in any way diminish the duty of any of the Parties to perform all of their duties under this Agreement, the Trackage Rights, Switching And Interline Settlement Agreement and the Ferrovalle Agreement.
     (e) The Parties agree to cooperate between them in order to obtain the release and/or cancellation of any bond, back-bond, guaranty or security deposit which have been granted by any of them in connection with the Settlement Procedures and the CFC Procedures. These actions include, but are not limited to, the filing of briefs expressing the conformity of the relevant Party with the release of such bond, back-bond, guaranty or deposit.
     (f) The Parties further agree to carry out, enter into, file, notify, ratify and/or grant the actions, acts and documents referred to in paragraphs (a) to (e) of this Section 2.5, hereinafter referred to as the “Termination Acts”.
     (g) The Termination Acts include, but are not limited to, appearing before the Federal Supreme Court of Justice, the Collegiate Circuit Courts, the Unitary Circuit Courts, the Tax and Administrative Justice Federal Court, District Courts, the Ministry and any other Governmental Authority of any jurisdiction, federal or local, to ratify or grant again the Termination Acts and, in general, to carry out any fact or act necessary or advisable in order to comply with all and each of the issues established in paragraphs (a) to (e) of this Section 2.5.
     (h) Except as otherwise stated herein, Kansas and Ferromex agree to carry out the Termination Acts no later than 60 (sixty) calendar days following the execution of this Agreement, unless both Parties expressly agree in writing to extend such term. The Parties shall jointly file briefs providing for the termination of the Settlement Procedures within 10 (ten) business days after the execution of this Agreement.
     2.6 The Other Defendants. Each of the Ferromex Parties hereby covenants and agrees to obtain from each of the Other Defendants, within 10 (ten) business days following the execution hereof, a full acknowledgment and consent with the settlement contained in this Agreement, substantially in the form of Exhibit I hereof. The Ferromex Parties hereby agree that, until such acknowledgment and consent executed by the Other Defendants is delivered to Kansas, in case any of the Other Defendants (including their respective officers or Affiliates) asserts any claim, action, suit or any other form of complaint against Kansas (or against its parent, subsidiary or Affiliates or its or their respective officers, directors, agents, employees, or advisors), the Ferromex Parties shall indemnify, defend and hold harmless Kansas (including its respective officers, advisors, subsidiary and affiliated companies) of any such claim, action, suit or complaint filed by the Other Defendants (including their respective officers or subsidiary or affiliated companies) in connection with or related to this Agreement, the Ferrovalle Agreement, the Private Procedures, the Termination Documents and the Ferromex Merger; provided that Kansas shall have the right (but not the obligation) to choose the legal advisors that handle the dispute and their fees shall be borne by the Ferromex Parties; and provided further that upon delivery of the executed acknowledgment and consent by the Other Defendants the obligation to indemnify assumed by the Ferromex Parties pursuant to this paragraph, shall be retroactively extinguished and released, as if the Ferromex Parties had not granted said indemnity.
     2.7 General Indemnity. Each of the Ferromex Parties, on the one hand, and Kansas, on the other hand (each an “Indemnifying Party”), hereby agrees to hold each of the Ferromex Parties or Kansas, as applicable, and its corresponding parent, subsidiaries and Affiliates and their respective officers, directors, agents, employees, and advisors (the “indemnified parties” and each an “Indemnified Party”), harmless and indemnify and defend such indemnified parties, in connection with any claim, action, suit or complaint filed by the parent, subsidiaries and Affiliates of the indemnifying party and their respective officers, directors, agents, employees, and advisors, in connection with or related to this Agreement, the Ferrovalle Agreement, the Settlement Procedures, the Termination Documents and the Ferromex Merger, provided that the indemnified party shall have the right (but not the obligation) to choose the legal advisors that handle the relevant dispute and their fees shall be borne by the indemnifying party.
     2.8 Future Proceedings. In light of the provisions of the foregoing paragraphs, and in case there is any resolution from a Governmental Authority after the date hereof in connection with the Settlement Procedures, it shall be deemed that such resolution is not binding on the Parties; provided however that this Agreement is not intended to terminate or leave without substance the rights of the Parties acquired hereunder and is not intended to be a waiver of any rights of any of the Parties related to facts or events occurring after the date hereof.
     Clause Three. Consideration for Waivers and Termination of the Private Procedures.
     3.1 Consideration for Termination and Waivers.
     (a) Each of the Parties hereby acknowledges and agrees that the execution and compliance with this Agreement and the Ferrovalle Agreement are an essential part of the settlement contained herein (motivo determinante) and are agreed to by the Ferromex Parties as consideration for the waivers granted by Kansas and the termination of the Private Procedures

NOTE: PORTIONS OF THIS EXHIBIT INDICATED BY “[****]” ARE SUBJECT TO A CONFIDENTIAL
TREATMENT REQUEST, HAVE BEEN OMITTED FROM THIS EXHIBIT AND HAVE BEEN FILED
SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION AS PART OF THIS
COMPANY’S CONFIDENTIAL TREATMENT REQUEST.
and withdrawal from the CFC Procedures. The Ferromex Parties hereby acknowledge and agree that their obligations under this Agreement and the Ferrovalle Agreement shall be interpreted so as to provide Kansas with an effective consideration for the waivers and termination of the Private Procedures and its cooperation in the termination of the CFC Procedures as provided hereunder.
     (b) Nothing contained in this Agreement shall prevent one of the Parties from seeking specific performance, damages, lost profits and/or the specific remedies for the breach of the obligations contained in this Agreement and the Ferrovalle Agreement, either through judicial or arbitral actions (as the case may be) and/or administrative procedures.
     3.2 Survival of Provisions. In case the Ferrovalle Agreement is terminated or amended, in whole or in part, for any reason whatsoever before its stipulated term (including by breach of the Parties with their obligations thereunder) this Agreement shall remain in full force and effect to the fullest extent permitted by applicable law.
     3.3 Cooperation and Further Actions. The Parties hereby agree to carry out any actions that are reasonably necessary and to cooperate in good faith one with the other in order to ensure that the provisions of this Agreement and the Ferrovalle Agreement become fully effective. This obligation includes entering into any form of actions and/or agreements and the filing of all types of documents before any judicial and/or administrative authorities, as well as the ratification thereof.
     Clause Four. Trackage Rights Rates.
     4.1 [****]
     4.2 [****]
     4.3 General Conditions on Rates.
     (a) Value Added Tax. The rates payable in connection with trackage rights under Section 4.1 and 4.2 shall be added with the applicable value added tax.
     (b) Periodic Adjustment of Rates. [****]
     (c) Billing Terms and Conditions. The terms and conditions of the conciliation, invoicing and payment of the rates referred to in this Clause Four shall be those detailed in Clause Ten of this Agreement, and amended as mutually agreed upon by the authorized representatives of the Parties hereto from time to time.
     4.4 Acknowledgment. The Parties hereby acknowledges the validity, in terms of Article 36 of the Railroad Service Law, of the agreements reached with respect to the rates that from now on they shall pay each other for trackage rights pursuant to Sections 4.1 and 4.2 above. In such respect they agree not to petition the Ministry to make any determination of rates in such regard under said Article 36 of said Railroad Service Law or otherwise.
     Clause Five. Trackage Rights — Veracruz.
     5.1 Trackage Rights for Trains in the Veracruz Access Zone.
     (a) Scope. Subject to the terms and conditions provided herein and pursuant to the first paragraph of Article 36 of the Railroad Service Law, Ferrosur hereby grants Kansas trackage rights over the Line V as well as over all sidings, secondary tracks, industrial tracks, connections, spurs, yard tracks, and crossings of Line V between Santa Fe and the Veracruz Yard, as described in Appendix 1, and any other Trackage within the Veracruz Access Zone, including all sidings, secondary tracks, industrial tracks, connections, spurs, yard tracks, and crossings to directly serve any industry and/or User currently or in the future located within the Veracruz Access Zone with Trains consisting of Cars that are to be delivered to, or picked up from, the same industry and/or User.
     (b) A Kansas Train may enter and exit the trackage right granted in paragraph (a) above to deliver directly to, or to pick up directly from, industries and/or Users located within the Veracruz Access Zone only if all of the Cars in the Kansas Train are to be delivered to, or were picked up from, the same industry and/or User. The trackage rights granted under this Section 5.1 shall allow Kansas to operate an unlimited number of Cars or Trains and shall be without limitation on the length of Trains and without limitation on the number of Cars or Trains of Kansas seeking access in any hour, day, week, month or year.
     5.2 Trackage Rights for Trains to APIVER.
     (a) Scope. Subject to the terms and conditions provided herein and pursuant to the first paragraph of Article 36 of the Railroad Service Law, Ferrosur hereby grants Kansas trackage rights over the Line V as well as over all sidings, secondary tracks, industrial tracks, connections, spurs, yard tracks, and crossings of Line V between Santa Fe and the Veracruz Yard and any Trackage within land owned or controlled by the APIVER (as described in Appendix 1), and any other Trackage within the Veracruz Access Zone, including all sidings, secondary tracks, industrial tracks, connections, spurs, yard tracks, and crossings to directly serve any industry and/or User currently or in the future located within land currently owned or controlled by the APIVER identified in Appendix 1.
     (b) A Kansas Train may enter and exit the trackage right granted in paragraph (a) above to deliver directly to Users located within the APIVER only if (i) all of the Cars in the Kansas Train are to be delivered to the same User, and (ii) such Kansas Train meets and complies with all of APIVER’s requirements and falls within the arrival schedule set by Ferrosur for the operation of the Veracruz Yard (which shall be set on a non-discriminatory basis).
     (c) The trackage right referred to in the preceding paragraphs, shall be subject to the following:

NOTE: PORTIONS OF THIS EXHIBIT INDICATED BY “[****]” ARE SUBJECT TO A CONFIDENTIAL
TREATMENT REQUEST, HAVE BEEN OMITTED FROM THIS EXHIBIT AND HAVE BEEN FILED
SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION AS PART OF THIS
COMPANY’S CONFIDENTIAL TREATMENT REQUEST.
[a]	after delivery of the Cars to or from the corresponding User, Kansas’ Tractive Equipment shall exit the land currently owned or controlled by the APIVER identified in Appendix 1, without Dragged Equipment; and

[b]	Ferrosur shall pick up the same number of Cars delivered by Kansas to a single User within APIVER pursuant to paragraphs (a) and (b) above at no cost, and then Interchange them with Kansas at the Veracruz Yard;
     5.3 Trackage Rights for other Type of Trains. Subject to the terms and conditions provided herein and pursuant to the first paragraph of Article 36 of the Railroad Service Law, Ferrosur hereby grants Kansas trackage rights over the Line V as well as over all sidings, secondary tracks, industrial tracks, connections, spurs, yard tracks, and crossings of Line V between Santa Fe and the Veracruz Yard (as further detailed in Appendix 1 attached hereto) for all rail freight traffic originating in and/or bound for the Veracruz Yard, subject to the following:
(i)	If a Kansas’ Train entering the trackage right granted above includes Cars destined to more than one industry and/or User located within the Veracruz Access Zone, or if Kansas notifies Ferrosur that Kansas wishes to move Cars tendered for rail movement from more than one industry and/or User located within the Veracruz Access Zone using a single Kansas Train, Ferrosur shall provide switching services to Kansas to deliver the Cars to or to pick up the Cars from more than one industry and/or User located within the Veracruz Access Zone, and shall Interchange such Cars with Kansas at the Veracruz Yard. These switching services shall be provided under the terms of and through payment of the rate referred to in Section 6.1 below; and

(ii)	The Parties agree that due to infrastructure constraints at the Veracruz Yard, Kansas shall have the right to enter the Veracruz Yard [****] Car quota shall not be reduced by any Kansas Cars (Loaded or otherwise) located at the Veracruz Yard due to Ferrosur’s failure to: (a) deliver such Cars to the relevant industry and/or User; or (b) place Kansas Cars for pick up at the Veracruz Yard. Additionally, Ferrosur shall send a notice to Kansas indicating that they cannot receive additional Cars at the Veracruz Yard and providing an estimated time in which they will be able to receive such additional Cars and the number thereof.
     5.4 Other Provisions. The Parties hereby further agree that any and all prior specifications, agreements or obligations acquired with respect to any tracks or section of tracks comprised by the Santa Fe-Veracruz trackage right as described in their respective Concession Titles are hereby terminated; provided, however, that in the event this Agreement is terminated or annulled for any reason whatsoever, any agreements between Ferrosur and Kansas in effect before the execution of this Agreement, shall be immediately reinstated

without the need of any further action or agreement among the Parties, including, the limitations on the number of Kansas Railroad Equipment.
     Clause Six. Switching Services.
     6.1 Veracruz Access Zone.
     (a) Ferrosur hereby and as of the execution of this Agreement agrees to provide switching services to Kansas throughout the entire Veracruz Access Zone, as it may be necessary in order to ensure at all times that Kansas is allowed to:
(i)	provide service to and from the entire Port of Veracruz and the Veracruz Yard; and

(ii)	provide service to and from any Users and businesses located on land controlled or managed now or in the future by the APIVER; and

(iii)	provide service to and from any site located within the Veracruz Access Zone identified in Appendix 1, in addition to those referred to in paragraphs (i) and (ii) above.
     (b) The aforesaid switching services shall include access to the docks, yards, auxiliary or secondary tracks, industrial tracks, sidings, escape tracks, spurs, yard tracks, and crossings found currently or in the future within the Port of Veracruz, the Veracruz Access Zone and the APIVER that are Ferrosur Trackage or that Ferrosur has otherwise access to.
     (c) For the avoidance of doubt, it is the intention of Kansas and Ferrosur that through the switching services granted in this Section 6.1, Kansas shall have the right to access through switching services provided by Ferrosur all existing port and other facilities and industries to which Ferrosur currently or in the future has access directly, by switching services, joint facility or other arrangements including agreements with the APIVER or any contractor or concessionaire of APIVER and any location within the Port of Veracruz, the Veracruz Access Zone and the APIVER. This shall be deemed to include for the benefit of Kansas any extension, increase, construction, improvements, changes or additions made by the APIVER, the Ferromex Parties or any third party to the Veracruz Yard, the Port of Veracruz or any new ports (recintos portuarios) established, built or constructed within the Municipality of Veracruz and its adjacent municipalities, if and to the extent Ferrosur obtains rights to such extensions, increases, constructions, improvements, changes or additions which are at least equivalent to the rights it currently holds to existing facilities.

NOTE: PORTIONS OF THIS EXHIBIT INDICATED BY “[****]” ARE SUBJECT TO A CONFIDENTIAL
TREATMENT REQUEST, HAVE BEEN OMITTED FROM THIS EXHIBIT AND HAVE BEEN FILED
SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION AS PART OF THIS
COMPANY’S CONFIDENTIAL TREATMENT REQUEST.
     (d) The agreement to provide switching services is in addition to, and does not exclude any of, the trackage rights granted under Clause Five of this Agreement. In such sense, Kansas shall notify Ferrosur (including by electronic means) on every occasion that Kansas intends to make use of any of the trackage rights referred to in Clause Five or the switching services mentioned in this Section 6.1 [****].
     (e) To the extent that, for the provision of the switching services under this Section 5.1, access to the current Veracruz Yard is necessary, the Parties agree that due to infrastructure constraints at the Veracruz Yard, Kansas shall have the right to enter the Veracruz Yard with a maximum of 125 (one hundred and twenty five) Cars, provided the same are delivered in compliance with the rules and schedules of the APIVER per each of the three 8-hour windows comprising the daily arrivals schedule of the Veracruz Yard. [****]
     (f) The Parties hereby further agree that any and all prior agreements made in relation to the number of Kansas Railroad Equipment allowed in the Veracruz Access Zone or any tracks or section of tracks comprised by Veracruz Access Zone are hereby terminated; provided, however, that in the event this Agreement is terminated or annulled for any reason whatsoever, any rights that Kansas had before the execution of this Agreement, shall be immediately reinstated without the need of any further action or agreement among the Parties, including, the limitations on the number of Kansas Railroad Equipment.
     (g) Rates. In connection with switching services referred to in this Section 6.1, from and after January 1, 2010, Ferrosur shall have the right to charge and Kansas shall have the obligation to pay, [****] for each Loaded Car.
     (h) [****]
     (i) Billing Terms and Conditions. The terms and conditions of the conciliation, invoicing and payment of the rates referred to in Section 6.1(g) shall be those detailed in Clause Eleven of this Agreement, and amended as mutually agreed upon by the authorized representatives of the Parties hereto from time to time.
     (j) Acknowledgment. The Parties hereby acknowledge the validity, in terms of Article 36 of the Railroad Service Law, of the agreements reached with respect to the rates mentioned in this Section 6.1. In such respect they agree not to petition the Ministry to make any determination of rates in such regard under said Article 36 of said Railroad Service Law or otherwise.
     6.2 Puebla-Tlaxcala Industrial Zone/Volkswagen at Panzacola.
     (a) Ferrosur hereby and as of the execution of this Agreement grants Kansas switching rights in order to ensure that at all times Kansas is allowed to provide service to and

NOTE: PORTIONS OF THIS EXHIBIT INDICATED BY “[****]” ARE SUBJECT TO A CONFIDENTIAL
TREATMENT REQUEST, HAVE BEEN OMITTED FROM THIS EXHIBIT AND HAVE BEEN FILED
SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION AS PART OF THIS
COMPANY’S CONFIDENTIAL TREATMENT REQUEST.
from the Puebla-Tlaxcala Access Zone with an unlimited number of Cars, with access to all existing or future yards, auxiliary or secondary tracks, industrial tracks, sidings, escape tracks, spurs, yard tracks, crossings, facilities and/or industries, to which Ferrosur currently or in the future has access directly or indirectly within the Puebla-Tlaxcala Access, as it may be necessary.
     (b) Volkswagen Facility. For the avoidance of doubt, the foregoing includes switching rights granted by Ferrosur to Kansas in order to ensure that at all times Kansas is allowed to provide service to and from the facilities located on Line SA at KP 34+179.00, and including the right to serve any future User operating that facility, with an unlimited number of Cars, with access to all existing or future yards, auxiliary or secondary tracks, industrial tracks, sidings, escape tracks, spurs, yard tracks, crossings, facilities and/or industries, to which Ferrosur currently or in the future has access directly or indirectly, as it may be necessary.
     (c) For the purpose of providing the services described in this Section 6.2, the Parties hereby agree to designate Lechería as a point of Interchange, which shall be operated in accordance with the internal regulations of Ferrovalle in effect from time to time.
     (d) Rates. Ferrosur shall have the right to charge Kansas and Kansas shall have the obligation to pay to Ferrosur a rate contained in Table 1 in connection with the switching services granted under this Section 6.2:
Table 1
[****]
     (e) [****]
     (f) Fuel Surcharge. The Parties further agree that Ferrosur shall have the right to apply a fuel surcharge to reflect the increases in the prices of fuel in accordance with current operating practices.
     (g) Billing Terms and Conditions. The terms and conditions of the conciliation, invoicing, revision and payment of the rates referred to in this Section 6.2 shall be those detailed in Clause Ten of this Agreement, and amended as mutually agreed upon by the authorized representatives of the Parties hereto from time to time.
     (h) Acknowledgment. The Parties hereby acknowledge the validity, in terms of Article 36 of the Railroad Service Law, of the agreements reached with respect to the rates

NOTE: PORTIONS OF THIS EXHIBIT INDICATED BY “[****]” ARE SUBJECT TO A CONFIDENTIAL
TREATMENT REQUEST, HAVE BEEN OMITTED FROM THIS EXHIBIT AND HAVE BEEN FILED
SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION AS PART OF THIS
COMPANY’S CONFIDENTIAL TREATMENT REQUEST.
mentioned in this Section 6.2. In such respect they agree not to petition the Ministry to make any determination of rates in such regard under said Article 36 of said Railroad Service Law or otherwise.
     Clause Seven. Other Access Rights.
     7.1 FCCM.
     (a) Ferrosur, hereby and as of the execution of this Agreement grants FCCM trackage rights over Line V, Line GA, Line G, Line Z and Line FA granted to Ferrosur in the Ferrosur Concession, between El Chapo and Santa Fé (as provided below), with an unlimited number of Cars and Trains seeking access in any time to serve traffic originating in and/or bound for any of the terminals included in the trackage granted in concession to the Chiapas-Mayab Railway Unit and/or the industries currently in or that in the future will be located along such tracks.
     (b) Ferrosur hereby agrees to notify FCCM of the rights conferred to it in this Agreement, within 15 (fifteen) days following the execution hereof, so that FCCM may negotiate a compensation for the trackage right granted FCCM by this Section 6.1. [****] From the date such notification is made by either Ferrosur or Kansas, FCCM shall irrevocably acquire the trackage rights mentioned in this Section 7.1.
     (c) [****]
     (d) The Parties hereby acknowledge and agree that the provisions contained in this Section 7.1 shall be interpreted broadly so as to ensure that neutral access between the trackage of FCCM and the trackage of Kansas is restored.
     (e) The management, operation, dispatching and maintenance of the tracks subject to trackage rights under Section 7.1 shall, at all times, be under the exclusive direction and control of Ferrosur, and the movement of Railroad Equipment over and along such tracks shall at all times be subject to the direction and control of Ferrosur’s authorized representatives and in accordance with such reasonable operating rules as Ferrosur shall from time to time institute, provided, however, that in the management, operation, dispatching and maintenance of said tracks, Ferrosur and FCCM shall be treated equally. All operating, dispatching and maintenance decisions by Ferrosur affecting the movement of Railroad Equipment over the relevant tracks shall be made on a non-discriminatory basis, without reference to ownership. The foregoing shall include, without limitation, decisions as to terminal departure times, destination terminal receiving times, en-route delays, track maintenance and the scheduling of maintenance windows.
     7.2 Access to and from APIVER.
     (a) The Ferromex Parties hereby agree that they will take all legal and commercial actions reasonably necessary to ensure that Kansas can make use of any and all access and any other prerogatives granted to any of the Ferromex Parties by the APIVER and/or any person

NOTE: PORTIONS OF THIS EXHIBIT INDICATED BY “[****]” ARE SUBJECT TO A CONFIDENTIAL
TREATMENT REQUEST, HAVE BEEN OMITTED FROM THIS EXHIBIT AND HAVE BEEN FILED
SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION AS PART OF THIS
COMPANY’S CONFIDENTIAL TREATMENT REQUEST.
obtaining a concession for integral port administration (concesión para la admninistración portuaria integral) for the operation of a new or adjacent port facility in the Municipality of Veracruz or in the municipalities adjacent to the Municipality of Veracruz and/or the area currently comprised by said municipalities.
     (b) The provisions contained in the preceding paragraph shall be deemed to include for the benefit of Kansas, on terms equivalent to those contained in this Agreement, any extension, increase, construction, improvements, changes or additions made by the APIVER, the Ferromex Parties or any third party to the Veracruz Yard, the Port of Veracruz or any new ports (recintos portuarios) established, built or constructed within the Municipality of Veracruz and its adjacent municipalities, if and to the extent Ferrosur obtains rights to such extensions, increases, constructions, improvements, changes or additions which are at least equivalent to the rights it currently holds to existing facilities.
     (c) The Parties hereby specifically and conclusively agree that nothing in this Agreement is intended, nor shall be construed as intending, to hold Ferrosur liable for pursuing or securing approvals, amendments or any other action from APIVER, relating to Kansas’ use of the trackage and switching rights granted hereunder.
     (d) Ferrosur agrees that it will defend and hold Kansas harmless of any claim made by APIVER or any third party in connection with any use that Kansas makes of the prerogatives and access granted by Ferrosur hereunder, when operating in accordance with Ferrosur’s instructions or the provisions of this Agreement. Kansas shall have the right (but not the obligation) to choose the legal advisors that handle the dispute and their fees shall be borne by Ferrosur.
     (e) Kansas agrees that it will defend and hold Ferrosur harmless of any claim made by APIVER or any third party in connection with any use that Kansas makes of the prerogatives and access granted by Ferrosur hereunder, when operating in violation of Ferrosur’s instructions or the provisions of this Agreement. Ferrosur shall have the right (but not the obligation) to choose the legal advisors that handle the dispute and their fees shall be borne by Kansas.
     7.3 Ferrovalle By-Pass.
     (a) [****]
     (b) [****]
     (c) Unless otherwise agreed in writing by the authorized representatives of Kansas and Ferrosur, the location of tracks designated for pickup and for delivery of the Dragged Equipment of Kansas and Ferrosur under this Section 7.3 at the point of [****].
     (d) Dragged Equipment shall be deemed to be in the receiving Party’s account when placed on the designated Interchange tracks and the Tractive Equipment of the delivering carrier

NOTE: PORTIONS OF THIS EXHIBIT INDICATED BY “[****]” ARE SUBJECT TO A CONFIDENTIAL
TREATMENT REQUEST, HAVE BEEN OMITTED FROM THIS EXHIBIT AND HAVE BEEN FILED
SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION AS PART OF THIS
COMPANY’S CONFIDENTIAL TREATMENT REQUEST.
is uncoupled therefrom and said Dragged Equipment is accompanied or preceded by proper forwarding data via electronic methods pursuant to and as defined by the AAR.
     7.4 Ferrovalle By-Laws and Certain Rates.
     (a) The Ferromex Parties and Kansas hereby agree that they will enter into whatever agreements and actions are necessary (including Shareholders Meetings) in order to amend the By-laws of Ferrovalle in substantially the same terms set forth in Exhibit J hereof. Such agreements, actions and amendments, shall be entered into by the applicable Ferromex Parties, Kansas and Ferrovalle within the 30 (thirty) calendar days following the execution of this Agreement.
     (b) Notwithstanding the foregoing, for so long as the by-laws of Ferrovalle have not been amended in accordance with the terms set forth in Exhibit J, the Ferromex Parties and Kansas hereby agree that Ferrovalle shall be managed in accordance with the provisions and principles of said in Exhibit R, including the Financial Policies that form part of such Exhibit J.
     (c) [****]
     (d) The rates referred to in the preceding paragraph may be subject to adjustments as agreed to by Kansas, Ferromex, Ferrosur and Ferrovalle.
     (e) [****]
     (f) [****]
     7.5 Cooperation and Further Actions. The Parties hereby agree to carry out any actions that are reasonably necessary and to cooperate in good faith one with the other in order for the provisions of this Clause Seven to become fully effective. Likewise, they agree to not carry out any act or action that may impede the provisions of this Clause Seven becoming fully effective. Without limiting the above, the Parties shall enter into and deliver the additional documents and shall perform the subsequent acts that are necessary or convenient to carry out the obligations under this Clause Seven in an effective way.
     Clause Eight. Maintenance and Operation of Subject Trackage.
     8.1 General Rules. Subject to the Applicable Framework, Subject Trackage User shall have the right (but not the obligation) to construct, maintain, repair, and renew, at its sole cost and expense, and, as permitted by the corresponding legal provisions, the tracks and other forms of infrastructure which connect the respective lines of the Parties and which are located on the right-of-way of the Subject Trackage User and to the clearance point in the right-of-way of the Subject Trackage Owner switch connecting to the connecting track constructed by the Subject Trackage User.

     8.2 License. Subject Trackage Owner hereby grants to Subject Trackage User a license over that portion of the Subject Trackage Owner’s property between right-of-way line and clearance point of Subject Trackage Owner’s switch connecting to the connecting track constructed by the Subject Trackage User in order for Subject Trackage User to maintain such trackage.
     8.3 Alternative Routes.
     (a) Subject Trackage Owner, at its expense, shall maintain its corresponding Subject Trackage. In the event that for operating convenience, necessity or emergency, Subject Trackage Owner directs Subject Trackage User to use adjacent Owner’s track and track connections between or beyond the terminal of the Owner’s Subject Trackage as an alternative route, then and in such event, such trackage, track connections and appurtenances shall be deemed to be part of the Owner’s Subject Trackage and shall be governed by all the provisions of this Agreement.
     (b) To avoid any negative impacts on the trackage rights rates payable by Subject Trackage User in case an alternative route is determined, if Subject Trackage Owner directs Subject Trackage User to use an alternative route as provided in paragraph (a), the trackage rights rates payable by Subject Trackage User in connection with its use of the alternative route may in no case exceed the total amount that Subject Trackage User would have paid to Subject Trackage Owner for the use of the ordinary route.
     8.4 Track Connections. Subject Trackage Owner shall construct, maintain, repair, and renew, at the sole cost and expense of Subject Trackage User, and shall own the portions of the track connections between said tracks of the Parties hereto between the headblock and clearance point of Owner’s switch connecting to the connecting track constructed by Subject Trackage User located on the right-of-way of Subject Trackage Owner. Any costs and expenses to be refunded by the Subject Trackage User under this Section 8.4 shall be reasonable in the context of the work performed by Subject Trackage Owner and, in any case, shall be duly documented by the applicable invoices of the expenses incurred into by the Subject Trackage Owner.
     8.5 Direction and Control of Construction, Maintenance, Repair, and Renewal.
     (a) The construction, maintenance, repair, and renewal of Subject Trackage shall be under the exclusive direction and control of Subject Trackage Owner. The Subject Trackage Owner shall make any changes in and/or additions to its Subject Trackage which may be required by law, and progressively during construction these shall become part of Owner’s Subject Trackage. Subject Trackage Owner may make any changes in and/or additions to its Subject Trackage which Subject Trackage Owner deems necessary or desirable for the safe, efficient, and economical use of its Subject Trackage by the Parties, and these shall progressively during construction become part of the Owner’s Subject Trackage.
     (b) Subject Trackage User may request changes in and/or additions to the Subject Trackage which Subject Trackage User shall deem necessary or desirable for the safe, efficient, and economical use of the Subject Trackage by the Parties, and Subject Trackage Owner shall, if it concurs, construct the same upon such terms and conditions as may be agreed upon and they shall become part of the Subject Trackage. If Subject Trackage Owner does not concur in the construction of changes in and/or additions the Subject Trackage requested by Subject Trackage User, Subject Trackage Owner shall nevertheless, unless the construction of such changes in and/or additions to the Subject Trackage would materially impair the usefulness of the Subject Trackage at the location of the requested change or addition, construct such changes in and/or additions at Subject Trackage User’s sole expense, in which event, Subject Trackage Owner shall be prohibited from using any part of said changes or additions. Even if Subject Trackage Owner constructs the changes in and/or additions to the Subject Trackage at the sole cost of Subject Trackage User, Subject Trackage Owner shall thereafter maintain such changes in and/or additions to the Subject Trackage as part of the Subject Trackage.
     (c) Subject Trackage Owner shall make no retirement, withdrawal, elimination or disposal of any part of the Subject Trackage which would permanently or materially impair the usefulness thereof to the Subject Trackage User.
     8.6 Direction and Control of Management and Operation. The management and operation of the Subject Trackage shall be under the exclusive direction and control of Subject Trackage Owner. Subject Trackage Owner shall have the authority to change the management and operations on and over the Subject Trackage as in its judgment may be necessary, expedient, or proper for the operations thereof herein intended provided, however, that Subject Trackage Owner must conform to the operating conditions established by the Service Standards Committee under Clause Twelve hereof. Trains of the Parties hereto shall be given equal dispatch.
     8.7 General Terms and Conditions of the Trackage Rights. Subject Trackage User’s use of the trackage rights granted under this Agreement shall be subject to the terms and conditions set forth in the following paragraphs:
     (a) Subject to the rest of the terms and conditions provided in this Agreement, Kansas shall have the non-exclusive right to use the Ferrosur Subject Trackage for the operation of its Railroad Equipment over the Ferrosur Subject Trackage; all subject to the terms and conditions contained herein, in common with the Subject Trackage Owner and such other railroad company or companies as Subject Trackage Owner has heretofore admitted or may hereafter at any time in the future admit to the joint use of all or any part of the Subject Trackage; provided, however, that Subject Trackage Owner may not admit to the Subject Trackage after the execution of this Agreement, any other railroad company or companies (other than as provided in Section 7.1 of this Agreement) whose use of the Subject Trackage will impair the quality or viability of Subject Trackage User’s access granted in this Agreement.
     (b) Subject Trackage User shall, in good faith, use the Subject Trackage pursuant to, perform all acts required by applicable law to transit and operate over the Subject Trackage owned by Subject Trackage Owner in accordance with, and shall perform all operation over the Subject Trackage in strict compliance with, the requirements of this Agreement and the Applicable Framework.
     (c) Immediately prior to accessing the Subject Trackage, the Subject Trackage User shall assure that its Tractive Equipment has sufficient fuel in its fuel tanks and that the members of its train crew have sufficient hours of service remaining available under law to allow Subject Trackage User’s Train to move the entire length of the Subject Trackage on which the Train is to operate without Subject Trackage User’s Train needing refueling or re-crewing.
     (d) Any use of the Subject Trackage by Subject Trackage User other than the use agreed upon in this Agreement is prohibited unless authorized in a writing executed by a duly authorized officer of the Subject Trackage Owner.
     (e) It is understood and agreed that in addition to the foregoing limitation, Subject Trackage user shall not have the right, except as specifically provided in this Agreement, to:
(i)	Exit the section comprised by the trackage right in question at a point other than the opposite end of such trackage right; provided that this limitation shall not be applicable in those cases in which this Agreement specifically provides that the Subject Trackage User shall have the right to serve the industry and/or Users located within the trackage right in question; or,

(ii)	Set out, pickup, store or switch upon the Subject Trackage, or any part thereof, except as necessary for handling Railroad Equipment that is bad ordered en route, unless otherwise provided in this Agreement or agreed upon in writing by the operating departments of both Parties; or,

(iii)	Permit or admit any third party to the use of all or any portion of the Subject Trackage, nor under the guise of doing its own business, contract or make any agreement to handle as its own Trains, Tractive Equipment, or Cars over or upon the Subject Trackage, or any portion thereof, or the Trains, Tractive Equipment and Cars of any such third party which in the normal course of business would not be considered as the Trains, Tractive Equipment or Cars of Subject Trackage User; or,

(iv)	Except as otherwise provided for in this Clause Eight, construct tracks connecting to the Subject Trackage without approval from the Subject Track Owner; or,

(v)	Handle any cars on or over the Subject Trackage which have a gross weight in excess of the applicable weight limitations contained in the applicable timetable; or,

(vi)	Establish fueling locations on Subject Trackage; or

(vii)	Establish any crew change point on Subject Trackage; or

(viii)	Treat, store or dispose of Hazardous Materials on the Subject Trackage.
     8.8 Additional Rules on Management and Operation of Subject Trackage.
     (a) Subject Trackage Owner shall employ all persons necessary to construct, operate, maintain, repair, and renew theSubject Trackage. Subject Trackage Owner shall be bound to use only reasonable and customary care, skill, and diligence in the construction, operation, maintenance, repair, and renewal of the Subject Trackage and in managing same; provided however that said construction, operation, maintenance, repair, and renewal shall at all times be consistent with the Applicable Framework.
     (b) Subject Trackage Owner shall keep the Subject Trackage in a state of reasonable repair and reasonably suitable for the combined requirements of the Parties and of such other railroad companies as Subject Trackage Owner has heretofore admitted or may hereafter admit to use of the Subject Trackage, and, at least, in the conditions that are necessary for compliance with the Applicable Framework. In the event there are conditions from time to time which require speed restrictions with respect to any location on the tracks comprised in the Subject Trackage, Subject Trackage Owner shall, with reasonable promptness, notify Subject Trackage User of such speed restrictions and repair such conditions so as to permit the removal of such speed restrictions.
     (c) Subject Trackage User shall be given the same advance notice of maintenance plans and schedules as is provided to Subject Trackage Owner’s personnel.
     (d) All officers, agents, and employees of Subject Trackage Owner engaged in the management, operation, and maintenance of the Subject Trackage shall perform their duties in a fair, impartial, and just manner.
     (e) Subject Trackage Owner may occasionally substitute any track or tracks for those delineated in this Agreement for use by Subject Trackage User; provided that no such substitution may be made without the consent of Subject Trackage User which will not be unreasonably withheld. When any tracks which are not part of the Subject Trackage User are used as provided herein, the Agreement shall govern for purposes of direction and control and liability as if all movement had been made over the Subject Trackage Owner.
     (f) To avoid any negative impacts on the trackage rights rates payable by Subject Trackage User in case any substitute tracks are used, if Subject Trackage Owner determines said substitution in accordance with the preceding paragraph, the trackage rights rates payable by Subject Trackage User in connection with its use of the substitute tracks may in no case exceed the total amount that Subject Trackage User would have paid to Subject Trackage Owner for the ordinary tracks.
     8.9 Repairs on Dragged Equipment; Removal of Bad Ordered Tractive Equipment.
     (a) If the Dragged Equipment of Subject Trackage User is bad ordered en route on the tracks subject to switching services or interline services rights and it is necessary that it be set out, such bad ordered Dragged Equipment shall, after being promptly repaired, be promptly picked up and delivered to Subject Trackage User. Applicable AAR rules shall be applied to determining appropriate billing and payment procedures.
     (b) Unless otherwise agreed, Subject Trackage Owner shall, at Subject Trackage User’s sole cost and expense, furnish the required labor and material and perform light repairs to make such bad ordered Dragged Equipment safe for movement. In the case of such repairs by Subject Trackage Owner for Dragged Equipment in Subject Trackage User’s account, billing therefor shall be in accordance with the Interchange Rules in effect on the date of performance of the repairs. Subject Trackage Owner shall then prepare and submit billing directly to and collect from the Dragged Equipment owner for Dragged Equipment owner responsibility items as determined under said Interchange Rules, and Subject Trackage Owner shall prepare and submit billing directly to and collect from Subject Trackage User for line responsibility items as determined under said Interchange Rules.
     (c) Subject Trackage Owner shall also submit billing to and collect from Subject Trackage User any charges for repair to Dragged Equipment that is Subject Trackage User responsibility items as determined under said Interchange Rules should said Dragged Equipment owner refuse or otherwise fail to make payment therefor following reasonable good faith efforts by Subject Trackage Owner to collect such charges for repair of Dragged Equipment from the owner thereof.
     (d) If Tractive Equipment operated by one Party is bad ordered en route while on the Trackage of the other Party and it is necessary that such Tractive Equipment be set out, such bad ordered Tractive Equipment may be dragged by the Party on whose Trackage the Tractive Equipment became bad ordered to whichever point of Interchange with the other Party is deemed convenient by the operator of the Trackage on which the Tractive Equipment became disabled. Absent other circumstances, this point of Interchange shall be the point of Interchange between the Parties which is closest to the location at which the Tractive Equipment became bad ordered. The Party dragging the other Party’s bad ordered Tractive Equipment is entitled to recover from the Party whose Tractive Equipment is being dragged any reasonable costs and expenses incurred in connection with the dragging or removal of the bad ordered Tractive Equipment, and shall not be bound to make any form of repairs thereto.
     8.10 Derailment and Accidents Involving Hazardous Materials.
     (a) In case of any incident, accident, derailment, or vehicle striking or being struck by Equipment, involving Equipment operated by a Party hereto carrying Hazardous Materials or pollutants shall occur on the Subject Trackage, any report required by federal, state or local authorities shall be the responsibility of such Party. Each Party shall advise the other Party immediately of the occurrence of a derailment involving Equipment operated by the Party carrying Hazardous Materials.
     (b) Unless otherwise agreed by the Parties, Subject Trackage Owner shall undertake any Response Action (as defined below) in accordance with all federal, state, or local regulatory requirements necessitated by a release of Hazardous Materials on Subject Trackage Owner’s right-of-way underlying the Subject Trackage from Equipment operated by either Party hereto upon the occurrence of a derailment. Subject Trackage User shall have data or a representative available at the scene of any derailment involving Equipment operated by it to provide information concerning the characteristics of Hazardous Materials released.
     (c) If following a derailment upon the Subject Trackage, Hazardous Materials must be transferred to undamaged Cars or other vehicles, unless otherwise agreed by the Parties, the Party whose Equipment was involved in such derailment shall perform the transfer; provided, however, that if the Hazardous Materials are in damaged Cars of a Train of Subject Trackage User that are blocking the Subject Trackage, Subject Trackage Owner shall transfer the

Hazardous Materials; provided further that transfers of Hazardous Materials by Subject Trackage User shall only be conducted after being authorized by Subject Trackage Owner.
     (d) In the event any cleanup, response, removal or remediation of any environmental condition on the Subject Trackage is necessary (collectively a “Response Action”), neither Party shall be entitled to any damages, actual or consequential, by reason of the Response Action’s interference with the other Party’s use of the Subject Trackage. Subject Trackage Owner and its contractors shall have full, unrestricted and unconditional access to the Subject Trackage for the purpose of completing or engaging in a Response Action for which Subject Trackage Owner has any responsibility or, at Subject Trackage Owner’s option, a Response Action which Subject Trackage Owner has undertaken should Subject Trackage User fail to diligently pursue and complete such Response Action to the satisfaction of Subject Trackage Owner; provided, however, that any Response Action (i) shall be undertaken and completed pursuant to a work plan (including a schedule) submitted to the other Party for its review and, in the case of Subject Trackage Owner, approval, and (ii) shall not unreasonably, in terms of duration or otherwise, restrict the other Party’s use of the Subject Trackage. Either Party’s completion of any of the other Party’s obligations hereunder shall not be deemed a release of such obligations under this Agreement. Subject Trackage Owner shall have the right, but not the obligation, to conduct reasonable inspections of any Response Action of Subject Trackage User and Subject Trackage User shall provide Subject Trackage Owner all information requested by Subject Trackage Owner regarding any Response Action of Subject Trackage User or any Environmental Claims for which Subject Trackage User is responsible.
     8.11 Training of Subject Trackage User’s Crews.
     (a) Subject Trackage Owner has the right to administer to all employees of Subject Trackage User engaged in or connected with the operations of Subject Trackage User on or along the Subject Trackage, periodic examination on the rules of Subject Trackage Owner related to the Subject Trackage, provided, with respect to such examinations that, upon request of Subject Trackage User, Subject Trackage Owner shall qualify one or more of Subject Trackage User’s supervisory officers on said rules and such supervisory officer or officers so qualified shall examine all employees of Subject Trackage User engaged in or connected with Subject Trackage User’s operations on or along the Subject Trackage.
     (b) Pending qualification of the crews of Subject Trackage User, Subject Trackage Owner shall furnish a pilot or pilots, at the expense of Subject Trackage User, as deemed necessary by Subject Trackage Owner to assist in operating trains of Subject Trackage User over the Subject Trackage. In addition to all other qualification requirements, crews of Subject Trackage User shall not be deemed qualified to operate on the Subject Trackage until such crew members have completed five (5) trips over the Subject Trackage under the supervision of User’s qualified supervisory officers or Owner-supplied pilot or pilots.
     (c) If any employee of Subject Trackage User shall neglect, refuse, or fail to abide by Subject Trackage Owner’s rules, instructions, and restrictions governing the operation on or along the Subject Trackage, such employee shall, upon written request of Subject Trackage Owner, be prohibited by Subject Trackage User from working on the Subject Trackage. If either Party shall deem it necessary to conduct an investigation to establish such neglect, refusal, or failure on the part of any employee of Subject Trackage User, then upon such notice presented in writing, Subject Trackage Owner and Subject Trackage User shall promptly conduct a joint investigation in which all parties concerned shall participate and bear the expense for its officers, counsel, witnesses, and employees. Notice of such investigations to employees of Subject Trackage User shall be given by Subject Trackage User’s officers, and such investigation shall be conducted in accordance with the terms and conditions of the collective bargaining agreements between Subject Trackage User and its employees. If, in the judgment of Subject Trackage Owner, the result of such investigation warrants, such employee shall, upon written request of Subject Trackage Owner, be withdrawn by Subject Trackage User from service on the Subject Trackage, and Subject Trackage User shall release and indemnify Subject Trackage Owner from and against any and all claims and expenses because of such withdrawal.
     (d) If the disciplinary action is appealed by an employee of Subject Trackage User to any tribunal lawfully created to adjudicate such cases, and if the decision of such tribunal sustains the employee’s position, such employee shall not thereafter be barred from service on the Subject Trackage by reason of such occurrence.
     (e) In the event the relevant union and/or any of the Subject Employees asserts any claim, action, suit or any other form of complaint against Subject Trackage User (and/or its respective directors, officers, advisors, agents, employees, or Affiliates), and with respect to discipline imposed under this Section 8.11, Subject Trackage Owner hereby covenants and agrees to indemnify, defend and hold Subject Trackage User (including its respective directors, officers, advisors, agents, employees, or subsidiary or Affiliates) harmless of any such claim, action, suit or complaint filed by such union and/or any of the Subject Employees; provided that Subject Trackage User shall have the right (but not the obligation) to (i) choose legal advisors to handle the dispute and determine the strategy of such proceedings, whose fees shall be borne by Subject Trackage Owner; and/or (ii) at its sole discretion, make the relevant payment to the claiming person(s) and then be reimbursed of such payment by Subject Trackage Owner.
     8.12 Default. Should Subject Trackage User handle any traffic over the Subject Trackage in violation of the restrictions set forth in this Agreement, Subject Trackage Owner shall be entitled to receive from Subject Trackage User the payment of thrice the then-current charge for each Car so handled in violation of the aforesaid restrictions.
     Clause Nine. Dispatch of Trains; Traffic Control Centers; Non- Discrimination.
     9.1 Traffic Control Centers. Subject Trackage Owner shall operate its Trackage by means of duly-staffed traffic control centers that remain operational for 24 (twenty-four) hours each day of the year, that handle the traffic flowing over the Subject Trackage in an orderly and timely fashion and in accordance with the Applicable Framework.
     9.2 Service Schedule. All Subject Trackage User-related traffic shall be handled by Subject Trackage Owner in accordance with a schedule provided by Subject Trackage User (including via electronic correspondence) with at least 12 (twelve) hours before the scheduled traffic is to take place.
     9.3 Non-Discrimination.

     (a) Without limiting the generality of the foregoing, Subject Trackage Owner shall be responsible for the dispatch of all Trains circulating on its Trackage, with the understanding that Subject Trackage User will be treated on a non-discriminatory basis.
     (b) For purposes of this Agreement, non-discriminatory treatment includes the obligation of Subject Trackage Owner to treat Subject Trackage User-related traffic under at least the same terms and conditions (operative and otherwise) as it treats its own.
     9.4 Uninterrupted Flow of Traffic and Other Items. Subject Trackage Owner shall carry out all traffic management and regulation functions necessary to ensure the safe and uninterrupted flow of traffic and minimal traffic delays in the Subject Trackage, which shall include without limitation:
(i)	managing the traffic from its traffic operations centers, which shall remain staffed and operational 24 (twenty-four) hours every day of the year;

(ii)	providing recovery service and ambulance service 24 (twenty-four) hours every day of the year;

(iii)	coordinating with police and emergency services authorities with respect to traffic control and with other Governmental Authorities, as and when needed; and

(iv)	carrying out such functions in a non-discriminatory manner, as provided in Section 9.3 above; and

(v)	coordinated sharing of Automatic Equipment Identification (AEI) reader information as needed to ensure safe and efficient operation.
     9.5 Trackage Rights Use Notice. Before each occasion in which Subject Trackage User intends to make use of the Subject Trackage hereunder, Subject Trackage User shall send a notice to Subject Trackage Owner (which may be done by electronic means) indicating the information mentioned in Exhibit H hereto and any other information relevant to the safety of movement of Subject Trackage User’s Train.

NOTE: PORTIONS OF THIS EXHIBIT INDICATED BY “[****]” ARE SUBJECT TO A CONFIDENTIAL
TREATMENT REQUEST, HAVE BEEN OMITTED FROM THIS EXHIBIT AND HAVE BEEN FILED
SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION AS PART OF THIS
COMPANY’S CONFIDENTIAL TREATMENT REQUEST.
     Clause Ten. Billing.
     10.1 Billing Forms.
     (a) [****]
     (b) For charges other than trackage rights, switching services and interline rates, billing shall be prepared according to the rules, additives and equipment rental rates as published by Subject Trackage Owner.
     (c) Each Party (“Party of the First Part”) shall pay, [****], to the other Party (“Party of the Second Part”), at the Office of the Treasurer of the Party of the Second Part or at such other location as the Party of the Second Part may from time to time designate, all the compensation and charges of every name and nature which in and by this Agreement Party of the First Part is required to pay. Each such payment, other than payments for those charges which are paid in whole or in part by offset as provided in Section 10.6 below, [****].
     (d) Bills shall contain a statement of the amount due on account of the expenses incurred and services rendered during the billing period. Value Added Tax shall be stated separately from the amounts of the corresponding expenses and services.
     10.2 Updating of Rates. [****]
     10.3 Default Interest. In the event that either Party shall fail to pay any monies due to the other Party [****] days after the invoice date, then such first Party shall pay interest on such unpaid sum [****] after its invoice date to the date of payment by such first Party at an [****].
     10.4 Disputed Bills. Errors or disputed items in any bill shall not be deemed a valid excuse for delaying payment, and payments shall be made subject to subsequent adjustment, provided, however, that:
(i)	no exception to any bill shall be honored, recognized, or considered if filed after the expiration of 3 (three) years from the last day of the calendar month during which the bill is rendered and no bill shall be rendered later than 3 (three) years (a) after the last day of the calendar month in which the expense covered thereby is incurred, or (b) if in connection with a project for which a roadway completion report is required, after the last day of the calendar month in which the roadway completion report is made covering such project, with retirements and additions being reflected as appropriate adjustments to valuation bases retroactive up to 3 (three) years from date of billing, or (c) in the case of claims disputed as to amount or liability, after the amount is settled and/or the liability(ies) established; and

(ii)	[****]
NOTE: PORTIONS OF THIS EXHIBIT INDICATED BY “[****]” ARE SUBJECT TO A CONFIDENTIAL
TREATMENT REQUEST, HAVE BEEN OMITTED FROM THIS EXHIBIT AND HAVE BEEN FILED
SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION AS PART OF THIS
COMPANY’S CONFIDENTIAL TREATMENT REQUEST.
     10.5 Inspections and Audits. So much of the books, accounts, and records of each Party hereto as are related to the subject matter of this Agreement shall at all reasonable times be open to inspection by the authorized representatives and agents of the Parties hereto. All books, accounts, and records shall be maintained to furnish readily full information for each item.
     10.6 [****]
     Clause Eleven. Service Standards Committee.
     11.1 The Committee.
     (a) A service standards committee (the “Committee”), shall be established, and shall be responsible for: (i) establishing and updating operating plans as outlined in Section 11.3(a) and (d) – Transition Period — below; (ii) establishing rules or standards as appropriate to ensure equal and non-discriminatory treatment, appropriate maintenance and efficient use of the facilities that are a part of the Subject Trackage; and (iii) such other functions attributed to the Committee under other agreements entered into by Kansas and the Ferromex Parties.
     (b) The Committee shall meet on a regular basis not less often than monthly during the Transition Period and thereafter not less often than every 3 (three) months during the first year of operation under this Agreement, and thereafter within 45 (forty-five) days (unless otherwise mutually agreed) following the date that the Party to this Agreement that requests the meeting (either Kansas or Ferrosur) delivers to the other such party (either Ferrosur or Kansas) 45 (forty five) days’ written notice of its desire to meet to review the overall performance of the rights provided for under this Agreement, to resolve conflicts and consider other relevant matters in the responsibility of the Committee as defined in this Clause Twelve.
     (c) If the Committee fails, to reach an agreement, within 10 (ten) business days of beginning its meeting, with respect to any matter within the scope of its responsibilities as outlined herein, the matter shall be referred to the Director of Operations of Kansas and to the Chief Operating Officer of Ferrosur that are (i) providing and (ii) using the particular service under discussion for further negotiation. The Director of Operations of Kansas and the Chief Operating Officer of Ferrosur shall negotiate for an additional 10 (ten) business days following the date of referral described in this Section 11.1(c) in an effort to resolve their disagreement.
     (d) The Committee shall consider technological improvements that may foster more rapid and consistent service on the Subject Trackage. Changes in service standards or decisions on capital investments flowing from such consideration shall be negotiated in good faith and subject to the terms of this Agreement.

     (e) The Parties agree that Kansas shall appoint 3 (three) individuals and that Ferrosur shall appoint 3 (three) individuals to the Committee. Appointments and replacements of the individuals shall be made at any time by sending a letter to the Ferromex Parties or Kansas, as applicable, indicating the names of the corresponding appointees or their replacements.
     11.2 Limitations of the Committee.
     (a) The Parties hereby acknowledge that the Committee is created with the intent of facilitating the implementation of the terms and conditions of this Agreement and the other agreements entered into by Kansas and the Ferromex Parties. The Committee does not have the power to change the provisions of either this Agreement or the other agreements entered into by Kansas and the Ferromex Parties.
     (b) No action or omission by the Committee shall be deemed as a waiver, stay or amendment to the rights and obligations of the Parties hereunder and/or the other agreements entered into by Kansas and the Ferromex Parties.
     11.3 Transition Period.
     (a) For a period that begins on the execution of this Agreement and ends 180 (one hundred and eighty) days thereafter (the “Transition Period”), the Parties agree to work together in order to: (i) implement the provisions of Clauses Four, Five, Six and Seven under safe and efficient operating conditions, and in full compliance with the Applicable Framework; and (ii) attempt to solve all other operational processes that are not critical for the implementation of the rights and services that are provided for in this Agreement.
     (b) If during the Transition Period there are any matters referred to in paragraph (a) above that cannot be amicably solved by the Parties, either Party may submit such matter to the Committee. Upon such submission, the matter will be addressed by the Committee and if no Agreement can be reached by the Committee or by the Director of Operations of Kansas and the Chief Operating Officer of Ferrosur (i) using and (ii) providing the rights or services in dispute, either Party may commence the dispute resolution process set forth in Clause Eighteen hereof and eventually enforce its rights under applicable law.
     (c) The Parties hereby acknowledge that the Transition Period is created with the intent of facilitating the implementation of the terms and conditions of this Agreement and the other agreements entered into by Kansas and the Ferromex Parties. Therefore, communications and other work materials prepared in the context of the Transition Period will not constitute: (i) a change or amendment of the provisions of either this Agreement or the other agreements entered into by Kansas and the Ferromex Parties; (ii) a waiver, stay or amendment to the rights and obligations of the Parties hereunder and/or the other agreements entered into by Kansas and the Ferromex Parties; nor (iii) a justification to engage in discriminatory treatment.
     (d) The Committee will be responsible for the following:
(i)	Develop a written procedure for requesting and granting access to the rights and services provided for in this Agreement (See Exhibit H)

(ii)	Define processes for monitoring compliance with requirements for non – discriminatory treatment, equal access, and restrictions to access

(iii)	Define operational points of Interchange where applicable

(iv)	Define requirements for electronic exchange of information

(v)	Define processes for notification regarding changes to operating rules, instructions, and temporary and permanent restrictions, use of alternate routes, and planned maintenance outages

(vi)	Define processes for notification of proposed physical changes to the Subject Trackage

(vii)	Define processes for notification of proposed changes to scheduled traffic

(viii)	Define processes for notification and handling of bad orders, delays en route, derailments, and requests for pilots

(ix)	Define requirements and processes regarding training and qualifications of crews to conduct trackage rights operations

(x)	Define processes for other operational considerations covered under this Agreement not identified in the above listing

(xi)	Consideration and review of proposals for construction of additional facilities contemplated under this Agreement
     Clause Twelve. Other Obligations.
     (a) The Parties agree to carry out any and all acts that are reasonably necessary to defend the validity and legal force of this Agreement and the Ferrovalle Agreement.
     (b) In such respect, the Parties agree to carry out any acts necessary in order for the provisions of this Agreement and the Ferrovalle Agreement to become fully effective. Likewise, they agree to not carry out any act or action that may impede that the provisions of this Agreement and the Ferrovalle Agreement to become fully effective.
     (c) Without limiting the above, the Parties to this Agreement shall enter into and deliver any additional documents and perform any subsequent acts as are necessary or convenient to carry out the purposes of this Agreement and the Ferrovalle Agreement in a more effective way.
     (d) The Parties agree to modify any provision of this Agreement and the Ferrovalle Agreement that is found to be or becomes contrary to the Applicable Framework in order to make it compatible with such framework, provided that the purpose and sense of the original provision shall be maintained.

     (e) Each of the Parties agrees to carry out all necessary and/or desirable acts in order for the other Parties, respectively, to be able to perform any acts or actions required to be performed hereunder and to give full force and effect to the provisions of this Agreement and the Ferrovalle Agreement.
     (f) Each of the Parties agrees to make their best efforts to maintain this Agreement as reserved information as a business courtesy to the other Party; in the understanding that in case any of the Parties discloses this document to any third party or Governmental Authority, said disclosure would not be deemed as a breach of this Agreement and the Party making the disclosure would not be liable to the Party for having made said disclosure.
     Clause Thirteen. Term; Termination.
     13.1 Duration.
     (a) This Agreement shall be valid and enforceable as of the date hereof and shall remain in full force and effect until the expiration of the Kansas Concession Title set forth in Representation I.(c) expires, unless the Parties mutually agree to renew the Agreement for an additional term; provided, however, that this Agreement may be terminated earlier, in whole or in part, without the need for any judicial or arbitral resolution (which the Parties hereby expressly waive) upon delivery by Kansas of a notice to the Ferromex Parties indicating any breach by the Ferromex Parties of any of their respective obligations hereunder or under the Ferrovalle Agreement (without prejudice to any other remedies available to Kansas pursuant hereto, including under Clause Fourteen), which termination shall become effective on the date indicated by Kansas in such notice, or immediately if no such date is indicated, provided further that the settlement and termination of the Settlement Controversies shall in no case be subject to rescission or termination.
     (b) This Agreement may be terminated prior to the expiration of the Kansas Concession Title set forth in Representation I.(c) by the other Party in case one of the Parties transfers, directly or indirectly, its Concession under the corresponding Concession Title (or the rights related thereto). For the avoidance of doubt, a change of control over Kansas, or its Affiliates and controlling companies, does not constitute a cause for termination of this Agreement.
     (c) This Agreement will terminate 3 (three) years after Ferromex and Ferrosur cease to:
(i)	have, directly or indirectly, any common shareholder who holds: (a) 10% (ten percent) or more of the issued and outstanding voting securities of both Ferromex and Ferrosur; or (b) 20% (twenty percent) or more of the issued and outstanding equity securities of both Ferromex and Ferrosur;

(ii)	both be Affiliates of Grupo México or any other single Person; and

(iii)	be under direct or indirect Control of a Person or group of Persons acting jointly or in agreement to adopt coordinated resolutions.

     (d) If for any reason Ferromex and Ferrosur were to: (i) have, directly or indirectly, any common shareholder who holds: (a) 10% (ten percent) or more of the issued and outstanding voting securities of both Ferromex and Ferrosur; or (b) 20% (twenty percent) or more of the issued and outstanding equity securities of both Ferromex and Ferrosur or more of the issued and outstanding voting securities of both Ferromex and Ferrosur; (ii) both be Affiliates of Grupo México or any other single Person; or (iii) be under direct or indirect Control of a Person or group of Persons acting jointly or in agreement to adopt coordinated resolutions, within 5 (five) years after this Agreement has been terminated pursuant to paragraph (c), this Agreement would automatically be reinstated.
     For the purposes of Section 13.1(c) and (d), “Control” means: with respect to any Person, that other Person, group of Persons acting jointly, or group of Persons in agreement to adopt coordinated resolutions, is entitled to, directly or indirectly: (x) control, operate and/or otherwise manage another Person, whether by reason of the holding of securities, by contract or otherwise; (y) appoint at least one (1) member of the Board of Directors or equivalent corporate body of another Person; or (z) appoint senior management of such Person.
     (e) Termination of this Agreement on the grounds of the preceding paragraphs (c) or (d), shall not generate any form of compensation or indemnification payable by any of the Ferromex Parties to Kansas.
     (f) The trackage rights granted to FCCM pursuant to this Agreement shall automatically be terminated upon acquisition of FCCM and/or its assets by Kansas or any of its Affiliates.
     (g) In case of any termination of this Agreement or any part thereof prior to the expiration of the Kansas Concession Title set forth in Representation I.(c): (i) the Parties shall remain liable to each other for any amounts due and payable in connection with the provisions of this Agreement, in the understanding that the termination by Kansas under paragraph (a) shall not generate any form of compensation or indemnification payable by Kansas to the Ferromex Parties; and (ii) the Ferromex Parties shall be deemed a depository of any asset located on or around the Subject Trackage that is owned or otherwise under the control of Kansas until properly delivered to and accepted by Kansas.
     (h) In the event the Subject Trackage Owner shall be involuntarily dispossessed, including threat of condemnation by competent Governmental Authority, of the right to operate upon and maintain any portion of the relevant Subject Trackage, and provided the Subject Trackage Owner shall by such involuntary dispossession lose the right to operate its own Trains on the relevant Subject Trackage, the Subject Trackage Owner shall have no obligation to provide tracks for the User’s use.
     13.2 Abandonment.
     (a) Under the terms hereinafter stated, and to the extent that the Subject Trackage Owner may lawfully do so, Subject Trackage Owner reserves the exclusive right, exercisable at any time during the life of the Agreement without concurrence of the Subject Trackage User, to elect to abandon all or any part of its Subject Trackage by giving 6 (six) months’ prior written notice to Subject Trackage User of its intention to do so.

     (b) If, at the time of such election, Subject Trackage User is the only party (other than Subject Trackage Owner) having the right to use the Subject Trackage via trackage or any other access rights, Subject Trackage Owner shall, concurrently with its notice of abandonment, and to the extent it is legally able to do so, give to Subject Trackage User the option to acquire said Subject Trackage or the part or parts thereof to be abandoned. Subject Trackage User shall have 3 (three) months from the date of receipt of Subject Trackage Owner’s notice to exercise its option to acquire the segment of the Subject Trackage to be abandoned and shall evidence the exercise of its option by giving Subject Trackage Owner written notice thereof. Thereafter, the Parties shall immediately make appropriate application to secure all necessary authorizations from Governmental Authorities for such acquisition. For purpose of this paragraph, it shall be deemed that Subject Trackage User is the only Party (other than Subject Trackage Owner) having the right to use the Subject Trackage via trackage or any other access rights if the other persons with said class of rights are Subject Trackage Owner and/or any other Affiliate of Subject Trackage Owner.
     (c) Abandonment by Subject Trackage Owner of any of its Subject Trackage under this Agreement, does not release it from complying with any other obligations set forth herein, including, those related to any portions of the Subject Trackage that are not abandoned.
     13.3 Resolution of the Ferromex Merger under the CFC Procedures.
     (a) If the CFC does not authorize the Ferromex Merger under the CFC Procedures, this Agreement shall be terminated on the date in which the Ferromex Merger is unwound and dissolved in full in compliance with the corresponding resolution from the CFC, provided that such unwinding is effected at least 12 (twelve) months after the date in which the relevant resolution of the competent Governmental Authority is issued, in the understanding that if the unwind is effected prior to such 12 (twelve) month period, this Agreement shall remain in force and effect until such 12 (twelve) month period concludes. To such effect, the Ferromex Parties shall provide a copy of the final resolution and documents evidencing that each and every one of the items or points of the corresponding CFC resolution have been complied with.
     (b) If the CFC authorizes the Ferromex Merger (including an authorization subject to certain conditions), this Agreement shall remain in full force and effect until terminated in accordance with Section 13.1.
     13.4 Effects of the Termination.
     (a) Clauses that Survive. The provisions of this Agreement that for their nature must be maintained in force even when this Agreement has been terminated, such as those contained in Clauses Two, Three and Four, among others, shall be maintained in force for the time corresponding to their nature or until their purpose is fulfilled or its object exhausted.
     (b) No Extinction of Liability. The termination or expiration of this Agreement will not affect or impair the rights or obligations of either Party arising under this Agreement prior to such termination or expiration.
     (c) Transition Period after Termination. In any case, whatever the event of termination of this Agreement, and notwithstanding anything else provided therein, the Parties agree to make their best efforts in order to continue applying the terms and conditions set forth in this Agreement, for the term agreed to by the Parties, but that may not be in any case less than 3 (three) years, counted as from the termination of this Agreement.
     (d) Certain Rules on Termination. Upon termination of this Agreement, or any partial termination, as the case may be, however the same may occur, Subject Trackage User shall be released from any and all manner of obligations and shall be deemed to have forever relinquished, abandoned, surrendered, and renounced any and all right possessed by Subject Trackage User to operate over that part of the Subject Trackage to which such termination applied, and as to such part, Subject Trackage User shall forever release and discharge Subject Trackage Owner of and from any and all manner of obligations, claims, demands, causes of action, or suits which Subject Trackage User might have, or which might subsequently accrue to Subject Trackage User growing out of or in any manner connected with, directly or indirectly, the contractual obligations of Subject Trackage Owner under this Agreement, in all events provided, however, the aforesaid relinquishment, abandonment, surrender, renunciation, release, and discharge of Subject Trackage User shall not in any case affect any of the rights and obligations of either Subject Trackage Owner or Subject Trackage User which may have accrued, or liabilities accrued or otherwise, which may have arisen prior to such termination or partial termination. Upon any termination, Subject Trackage Owner will remove from Subject Trackage Owner’s right-of-way any connecting track, and any exclusive facility of Subject Trackage User, at Subject Trackage User’s expense with salvage to be delivered to and retained by Subject Trackage User. Upon any partial termination of the Agreement, however the same may occur, the terms and conditions hereof shall continue and remain in full force and effect for the balance of the Subject Trackage. Notwithstanding the foregoing, upon any termination of this Agreement, any and all rights that Kansas had under the Kansas Concession Title, the Ferrosur Concession Title and/or the Applicable Framework shall immediately be reintstated.
     Clause Fourteen. Default and Remedies.
     14.1 Enforcement, Rescission.
     (a) Upon a default of either Party (that is, Kansas on the one hand or any of the Ferromex Parties on the other) of the terms and conditions hereof, the non-defaulting Party may choose between enforcing this Agreement (including the remedies set forth in Section 14.2 below) or rescinding it, in addition to any claim for damages and/or losses, or any claim for liquidated damages, to which such non-defaulting Party may be entitled in either case, pursuant to the Federal Civil Code; provided that only material breaches of this Agreement may give cause to the rescission hereof and such rescission in no case would have the effect of terminating Clauses Two, Three and Four of this Agreement.
     (b) Except for a breach of the obligations of the Parties contained in Clauses Four, Five, Six or Seven hereof, a default for purposes of paragraph (a) above shall be deemed to have occurred if the defaulting Party does not cure the default within: (i) the 60 (sixty) days following the date on which notice by Kansas to the Ferromex Parties of the existence of such default becomes effective; and (ii) the 60 (sixty) days following the date on which notice by the Ferromex Parties to Kansas of the existence of such default becomes effective.

     (c) With respect to the obligations of the Ferromex Parties regarding the granting of trackage rights, switching rights or other forms of access contained in Clauses Five, Six and Sections 7.3 and 7.4 hereof, a default for purposes of paragraph (a) above shall be deemed to have occurred immediately after the breach of the corresponding provision without there being any cure period. With respect to rights and access pursuant to Section 7.2 hereof, once said rights and access have become operational, a default for purposes of paragraph (a) above shall be deemed to have occurred immediately after the breach of the corresponding provision without there being any cure period.
     14.2 Specific Remedies. Without prejudice to any other remedies available to it hereunder, upon a default the following shall be applicable:
(i)	[****]

(ii)	In the event that Ferrosur defaults (which, for the avoidance of doubt excludes force majeure, acts of god, and justified causes) with any of its obligations under Clauses Five or Six or Sections 7.2 (in this case, once said rights and access have become operational), 7.3 and 7.4 hereof, [****].
     Clause Fifteen. Liability.
     15.1 General Rule. Except as provided in the preceding Clauses hereof with respect to specific liability issues, the following Sections of this Clause shall govern the liability of the Parties with respect to incidents occurring during the actions authorized by this Agreement:
     15.2 Liability on the Exercise of Trackage Rights. For Loss or Damage resulting during the exercise of trackage rights, the following shall apply:
     (a) [****]
     (b) [****]
     (c) Subject Trackage User accepts the Subject Trackage in the condition in which it is found when Subject Trackage User uses the Subject Trackage. Subject Trackage User agrees that it will not seek from Subject Trackage Owner indemnification for any Loss, cost, or Damage Subject Trackage User or any third party incurs that arises in whole or in part from track conditions and without the presence at the location of the damage of a Train of the Subject Trackage Owner
     (d) It is understood and agreed that a number of vehicular and pedestrian crossings of the Subject Trackage presently exist, or may be constructed. Subject Trackage User agrees to accept all vehicular and pedestrian crossings in whatever condition they may be during the term of the Agreement and will not assert any claim, demand, or cause of action against Subject Trackage Owner and will hold Subject Trackage Owner harmless from any claim, demand, or cause of action arising out of any vehicular or pedestrian crossing accident on the Subject Trackage in which the Train(s) of Subject Trackage User only is involved.

NOTE: PORTIONS OF THIS EXHIBIT INDICATED BY “[****]” ARE SUBJECT TO A CONFIDENTIAL
TREATMENT REQUEST, HAVE BEEN OMITTED FROM THIS EXHIBIT AND HAVE BEEN FILED
SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION AS PART OF THIS
COMPANY’S CONFIDENTIAL TREATMENT REQUEST.
     (e) Except as otherwise provided in the foregoing paragraphs (a) through (d), each Party shall bear all liability for injury, Loss or Damage to the following, regardless of the cause of such Loss or Damage:
(i)	its Sole Employees and Sole Property;

(ii)	to freight and freight cars in its sole care, custody and control, including Subject trackage User with respect to security over its Railroad Equipment while in use of the trackage rights;

(iii)	to patrons, invitees, and others on its Railroad Equipment, or on or about the Subject Property in transaction of business only with such Party.
     (f) Except as otherwise provided in the foregoing paragraphs (a) through (e), each Party shall share liability for injury, loss and damage to Subject Employees and to Subject Trackage occurring as a result of the operation of Railroad Equipment by one or more of the Parties (including the mere presence of a Party’s Railroad Equipment on the Subject Trackage), whether or not such operation was negligent, as follows:
(i)	in the case of injury, Loss, cost or Damage occurring as a result of the operation of Railroad Equipment by only one Party, solely by the Party that operated the Railroad Equipment; and

(ii)	in the case of injury, Loss or Damage occurring as a result of the operation of Railroad Equipment by more than one Party, in direct proportion to the respective fault of each Party in causing the loss.
     (g) Loss or Damage to third parties, Subject Employees or Subject Property involving only Subject Employees and Subject Trackage, or occurring in such a way that it cannot be determined how such Loss or Damage came about shall be apportioned equally among all of the Parties to this Agreement.
     15.3 [****]
     15.4 Litigation and Settlements.
     (a) Each Party hereto shall have the right to settle, or cause to be settled for it, all claims for damages for which such Party shall be liable under the provisions of this Clause Fifteen and to defend or cause to be defended all suits for recovery of any such damages.
     (b) In case a suit shall be commenced against either Party hereto for or on account of Loss or Damage for which the other Party hereto may be solely or jointly liable under the provisions of this Clause Fifteen, the Party so sued shall give notice to such other Party of the pendency of such suit and thereupon such other Party may assume or join in the defense of such suit.
     (c) In the event that more than one of the Parties shall be liable hereunder for any damages and the same shall be settled by a voluntary payment of money or other valuable consideration by one of the Parties so jointly liable therefor, release from liability shall be taken for and in the name of all Parties so liable.
     (d) In the event of any future settlement in excess of US$10’000.00 (ten thousand Dollars), the settling Party shall notify the other Party prior to settlement. Failure of the settling Party to so notify the other Party prior to settlement shall not relieve the other Party of their obligation under the settlement agreement, so long as the settling Party’s failure to notify did not prejudice the other Party and then only to the extent of such prejudice.
     (e) If a judgment shall be recovered against and satisfied by one Party involving a liability which should under the Agreement be borne entirely or participated in by the other Party, then all expenses of whatsoever nature, including costs and fees connected with such judgment and with the prosecution of the suit upon which it was based, shall be settled between the Parties in strict accordance with the provisions of the Agreement and the Party against which such judgment shall have been recovered shall be promptly reimbursed by the other Party to the extent to which the latter is indebted.
     15.5 Labor.
     (a) Each Party shall be responsible for all labor issues involving its own employees and their unions that arise from the operation and maintenance of its own Trackage.
     (b) Subject Trackage Owner shall be the sole employer (patrón) for any and all legal purposes of all Subject Employees operating or maintaining the Subject Trackage except for those operating Subject Trackage User’s Trains or other Subject Trackage User Railroad Equipment, and shall be solely responsible for the payment of wages, social security quotas, worker’s housing quotas, bonuses and any other forms of payments or employment benefits towards the Relevant Personnel.
     (c) Each Party shall be responsible for any labor claims of, and shall bear the cost of employee protection payable to, its own employees, and the employees of its respective Affiliates with it, to the extent resulting from the entry into or operation of this Agreement. However, in the event the Parties agree that Subject Trackage Owner should retain employees or provide additional employees for the sole benefit of Subject Trackage User, the Parties shall enter into a separate written agreement providing that Subject Trackage User shall bear all cost and expense for any such retained or additional employees, including, without limitation, all cost and expense associated with labor protection payments which are made by Subject Trackage Owner and which would not have been incurred had such retention or provision of employees for the sole benefit of Subject Trackage User not been required.
     15.6 [****]

     Clause Sixteen. Governmental Approvals. The Parties shall, initiate by appropriate application or petition and thereafter diligently pursue proceedings for the procurement of all necessary consent, approval, exemption or authority from any Governmental Agency for the sanction that may be required for the works and activities associated with the operations to be carried on by Subject Trackage User hereunder. Any expenses arising in connection therewith shall be split equally among the Parties to this Agreement.
     Clause Seventeen. Miscellaneous.
     17.1 Agreement between the Parties, Language.
     (a) This Agreement, and any other documents related hereto and expressly contemplated thereby constitute the complete agreement between the Parties with respect to the matter thereof and supersede all former negotiations and agreements, either oral or written.
     (b) This Agreement is executed in English. Within the 90 (ninety) calendar days following the execution of this Agreement, the Parties will work jointly in producing a mutually-acceptable translation of the Agreement into Spanish. After said translation has been approved and signed by both Parties, such approved Spanish version shall be controlling. If the Parties do not reach an agreement on the Spanish version, this Agreement executed in English will remain in full force and effect. Kansas, Ferrosur and Ferromex, hereby agree to cause Ferrovalle to agree and execute the Spanish version of this Agreement once it is agreed to by the Parties.
     17.2 Amendments. This Agreement may not be amended or altered except by means of an instrument signed by the Ferromex Parties and Kansas through their respective attorneys-infact, duly authorized.
     17.3 Partial Invalidity.
     (a) This Agreement is subject to all applicable rules issued by the Governmental Authorities and nothing herein is intended to violate any such law.
     (b) If any clause or provision of this Agreement is held to be invalid or unenforceable by any Governmental Authority of competent jurisdiction, the Parties will negotiate in good faith to amend this Agreement to replace the Clause or provision held invalid or unenforceable with a Clause or remedy which as closely as legally possible restores the meaning and financial benefits to the Parties of the Clause found invalid or unenforceable. If the Parties are unable to reach an agreement on such a clause, the appropriate replacement clause or remedy shall be determined by arbitration under the Rules of Arbitration of the International Chamber of Commerce (“ICC”). There shall be 3 (three) arbitrators, the first nominated by the initiating Party in the request for arbitration, the second nominated by the other Party within 30 (thirty) days of receipt of the request for arbitration, and the third, who shall act as presiding arbitrator, nominated by the two Parties within 30 (thirty) days of the appointment of the second arbitrator. If any arbitrators are not nominated within these time periods, the President of the ICC International Court of Arbitration shall make the appointment(s). The arbitrators shall be of Mexican nationality. The language of the arbitration shall be Spanish and the place of arbitration shall be Mexico City, UMS.

     17.4 Assignment of Rights and Obligations.
     (a) The Parties agree to not assign or transfer, in whole or in part, the rights and/or obligations derived from this Agreement without prior written authorization of Kansas or the Ferromex Parties, as applicable, specifically authorizing such assignment or transfer.
     (b) The assignment of economic rights under their respective Concession Title to a securitization vehicle or to a special purpose trust or vehicle for purposes of security or payment source of any form of financing or refinancing received by either Party from financial institutions or the securities’ market, shall not be subject to the restrictions set forth in the preceding paragraph.
     17.5 No Damages or Losses from Private Procedures. Each of the Parties hereby represents that it has not sustained damages or losses in the execution of this Agreement or in the context of the Private Procedures.
     17.6 Taxes. Each of the Parties shall be responsible for the taxes accrued at its charge regarding this Agreement.
     17.7 Notices. Any notification or other communications required or permitted in terms hereof shall be made in writing and will be effective on the business day immediately following the date on which they were received by the corresponding Party. The notifications performed in accordance with the provisions of this Clause, may be delivered personally, or by telex, fax, telegram, courier or first class certified mail, and addressed to the corresponding Party, to the following addresses:
If to Kansas:

Kansas City Southern de México, S.A. de C.V.
Montes Urales No. 625,
Colonia Lomas de Chapultepec,
C.P. 11000 México, D.F.
Tel: 9178-5676
Fax: 9178-5600
Att’n: Presidente y Representante Ejecutivo (or equivalent)
eMail: jzozaya@kcsouthern.com.mx

If to Ferrosur:

Ferrosur, S.A. de C.V.
Montesinos No.1,
Colonia Centro,
C.P. 91700 Veracruz, Veracruz. México.
Tel: 229-989-5841
Fax: 229-989-5842
Att’n: Director de Operaciones (or equivalent)
eMail: hgomez@ferrosur.com.mx
lolivera@ferrosur.com.mx

If to any other of the Ferromex Parties:

Ferrocarril Mexicano, S.A. de C.V.
Bosque de Ciruelos, No. 99,
Colonia Bosques de las Lomas,
C.P. 11700; México, D.F.,
Tel: 5246-3700
Att’n: Director General Adjunto de Administración y Finanzas (or equivalent)
eMail: oornelas@ferromex.com.mx
fjurado@ferromex.com.mx
Kansas and the Ferromex Parties shall each acknowledge, in a writing sent by overnight courier service to the Party giving notice at the address stated in this Section 17.7, receipt of each notice given by the said Party under this Agreement. Such written acknowledgement of receipt of a notice given under this Agreement shall be sent to the Party giving the notice within 5 (five) calendar days of the receiving Party’s receipt of the notice.
     Clause Eighteen. Dispute Resolution.
     (a) The Parties shall seek amicably to settle all Disputes arising out of or in connection with this Agreement by negotiation. If, within 10 (ten) days after written notice by either Party to the other of the existence of a Dispute (a “Dispute Notice”), the Parties do not resolve such Dispute, then the Dispute shall be referred to the President of Kansas and to the Chief Executive Officer of Ferrosur for further negotiation.
     (b) If the Parties do not resolve their Dispute within 20 (twenty) days of the Dispute Notice has been delivered to the other Party, then the Dispute may be subject to the corresponding dispute resolution mechanisms under applicable law, including filing any form of claims, requests, notices and/or suits before the Ministry and/or the competent courts.
     Clause Nineteen. Jurisdiction and Applicable Law. For the interpretation and execution of this Agreement, the Parties submit themselves to the jurisdiction of the laws and competent federal courts of Mexico, Federal District, hereby waiving any other jurisdiction that they may be entitled to by reason of their domiciles or otherwise; provided that solely for purposes of determining a replacement clause under Section 17.3 the Parties shall be subject to arbitration as contemplated under said Section.
THIS AGREEMENT is executed in Mexico, Federal District, on 9, 2010.
[signatures follow]

FERROCARRIL MEXICANO, S.A. DE C.V.

/s/ Alfredo Casar Pérez
By: Alfredo Casar Pérez
Title:	Legal Representative

FERROSUR, S.A. DE C.V.

/s/ Octavio Javier Ornelas Esquinca
By: Octavio Javier Ornelas Esquinca
Title:	Legal Representative

/s/ Hugo Rafael Gómez Dias
By: Hugo Rafael Gómez Díaz
Title:	Legal Representative

MINERA MÉXICO, S.A. DE C.V.

/s/ Armando Fausto Ortega Gómez
By: Armando Fausto Ortega Gómez
Title:	Legal Representative

INFRAESTRUCTURA Y TRANSPORTES FERROVIARIOS, S.A. DE C.V.

/s/ Alberto de la Parra Zavala
By: Alberto de la Parra Zavala
Title:	Legal Representative

INFRAESTRUCTURA Y TRANSPORTES MÉXICO, S.A. DE C.V.

/s/ Alberto de law Parra Zavala
By: Alberto de la Parra Zavala
Title:	Legal Representative

[Signature page to the Settlement Agreement dated February 9, 2010]

LÍNEAS FERROVIARIAS DE MÉXICO, S.A. DE C.V.

/s/ Alfredo Casar Pérez
By: Alfredo Casar Pérez
Title:	Legal Representative

GRUPO FERROVIARIO MEXICANO, S.A. DE C.V.
/s/ Alberto de la Parra Zavala

By: Alberto de la Parra Zavala
Title:	Legal Representative

GRUPO MÉXICO, S.A.B. DE C.V.
/s/ Alberto de la Parra Zavala

By: Alberto de la Parra Zavala
Title:	Legal Representative

KANSAS CITY SOUTHERN DE MEXICO, S.A. DE C.V.

/s/ José Guillermo Zozaya Delano
By: José Guillermo Zozaya Delano
Title:	Legal Representative

[Signature page to the Settlement Agreement dated February 9, 2010]

[English Translation of Original Spanish Document]
Exhibit B
Private Procedures
I.	Ordinary Mercantile Trail.
•	Fourth District Judge in Civil Matters in the Federal District.

•	File Number: 270/2007.

•	Plaintiff: Kansas City Southern de México, S.A. de C.V.

•	Defendants: Ministry of Communications and Transport; Ferrocarril Mexicano, S.A. de C.V.; Ferrosur, S.A. de C.V.; Infraestructura y Transportes Ferroviarios, S.A. de C.V.; Líneas Ferroviarias de México, S.A. de C.V.; Grupo Condumex, S.A. de C.V.; SINCA Inbursa, S.A. de C.V., Sociedad de Inversiones de Capitales; Banco Inbursa, S.A., Institución de Banca Múltiple, Grupo Financiero Inbursa; Grupo Financiero Inbursa, S.A.B. de C.V.; Grupo Ferroviario Mexicano, S.A. de C.V.; Infraestructura y Transportes México, S.A. de C.V.; Grupo Carso, S.A.B. de C.V.; Grupo México, S.A.B. de C.V.; Doctor Ignacio Pérez Colín; Mr. Guillermo Oliver Bucio; and Mr. Francisco I. Hugues Vélez.

•	Controversy: The annulment of the purchase agreement of the sale of the shares representing the capital stock of Ferrosur, S.A. de C.V.; and the General Ordinary Shareholders Meeting of ITM, and all legal and other consequences arising therefrom.

II.	Ordinary Civil Trail.
•	Third District Court in Civil Matters in the Federal District.

•	File Number: 253/2009.

•	Plaintiff: Minera México, S.A. de C.V.

•	Defendants: Federal Treasury; Ministry of Communications and Transport; Ferrocarriles Nacionales de México (in liquidation); Kansas City Southern de México, S.A. de C.V.

•	Controversy: the annulment of the purchase agreement of the sale of the shares representing the capital stock of Ferrocarril del Noreste, S.A. de C.V. today Kansas City Southern de México, S.A. de C.V.

[English Translation of Original Spanish Document]
Exhibit C
CFC Procedures
•	File CNT-132-2005 and ACCUMULATED, conducted before the Federal Antitrust Commission (“CFC”), by reason of the acquisition of Ferrosur by Infraestructura y Transportes Ferroviarios, S.A. de C.V. (“ITF”) and Líneas Ferroviarias de México, S.A. de C.V. (“LFM”).
•	File RA-21-2006 and ACCUMULATED, conducted by the CFC in connection with the administrative appeal filed against the decision issued in file CNT-132-2005 AND ACCUMULATED, concluded by ruling dated November 8, 2006.
•	Annulment Trail number 3825/07-17-05-8, commenced by ITF and Infraestructura y Transportes México, S.A. de C.V. (“ITM”) against the resolution dated November 8, 2006. It is pending resolution before the High Chambers of the Federal Court of Fiscal and Administrative Justice.
•	Appeal under file number RA 63/2010, before the First Auxiliary Court for the First Region, filed in connection to the Amparo Trail number 1095/2009, sponsored by Sinca Inbursa S.A de C.V., sociedad de Inversión de Capitales, in its capacity as third party in the procedure of merger notification CNT-132-2005 and Accumulated.
•	File IO-02-2006 conducted by the CFC in connection with the investigation of alleged absolute monopolistic practices, concluded by ruling dated January 22, 2009.
•	File RA-08-2009 and ACCUMULATED, conducted by the CFC in connection with the administrative appeal filed against the decision issued on file IO-02-2006, concluded by ruling dated June 9, 2009.
•	Amparo Trail number 887/2009-III, promoted by Grupo México, S.A.B. de C.V. (“GMéxico”) and others, against resolution dated June 9 issued by the CFC in file RA-08-2009 AND ACCUMULATED, filed before the Sixth District Court.
•	Administrative Appeal number RA 330/2009 filed by GMéxico and others against the incidental ruling of June 15, 2009 in amapro file number 887/2009-III, before the Thirteenth Collegiate Administrative Court

[English Translation of Original Spanish Document]
Exhibit G
Additional Termination Acts

KANSAS CITY SOUTHERN DE MÉXICO, S.A. DE C.V.
VS.
THE FEDERAL GOVERNMENT THROUGH THE MINISTRY OF COMMUNICATIONS AND TRANSPORTS AND OTHER . ORDINARY MERCANTILE TRAIL FILE NUMBER : 270/2007
FOURTH DISTRICT JUDGE IN CIVIL MATTERS FOR THE FEDERAL DISTRICT
          (1) EDGAR AGUILETA GUTIÉRREZ, in representation of KANSAS CITY SOUTHERN DE MÉXICO, S.A. DE C.V., capacity which I request to be recognized in terms of the public deed attached hereto as exhibit number 1), (2) GONZALO MARTÍNEZ PUS, in representation of the MINISTRY OF COMMUNICATIONS AND TRANSPORT, which capacity has been duly recognized to me in the procedure indicated in the heading of this brief; (3) LAURA HERNÁNDEZ GONZÁLEZ, in representation of FERROCARRIL MEXICANO, S.A. DE C.V., which capacity has been duly recognized to me in the procedure indicated in the heading of this brief, (4) ARTURO GARCÍA SANTAELLA, in representation of FERROSUR, S.A. DE C.V., which capacity has been duly recognized to me in the procedure indicated in the heading of this brief, (5) ARMANDO FAUSTO ORTEGA GÓMEZ and ALFREDO CASAR PÉREZ, in representation of INFRAESTRUCTURA Y TRANSPORTES FERROVIARIOS, S.A. DE C.V., which capacity has been duly recognized to me in the procedure indicated in the heading of this brief, (6) ARMANDO FAUSTO ORTEGA GÓMEZ in representation of LÍNEAS FERROVIARIAS DE MÉXICO, S.A. DE C.V., which capacity has been duly recognized to me in the procedure indicated in the heading of this brief, (7) ALEJANDRO ARCHUNDIA BECERRA, in representation of GRUPO CONDUMEX, S.A. DE C.V., which capacity has been duly recognized to me in the procedure indicated in the heading of this brief, (8) EDUARDO VALDÉS HERRERA, JOSÉ HEREDIA BRETÓN and ROBERTO SANGIACOMO LORDA in representation of de SINCA INBURSA, S.A. DE C.V., SOCIEDAD DE INVERSIONES DE CAPITALES, which capacity has been duly recognized to me in the procedure indicated in the heading of this brief, (9) BLANCA RUTH MARTÍNEZ REYES, in representation of BANCO INBURSA, S.A., INSTITUCIÓN DE BANCA MÚLTIPLE, GRUPO FINANCIERO INBURSA, which capacity has been duly recognized to me in the procedure indicated in the heading of this brief, (10) RAÚL HUMBERTO ZEPEDA RUIZ, in representation of GRUPO FINANCIERO INBURSA, S.A.B. DE C.V., which capacity has been duly recognized to me in the procedure indicated in the heading of this brief, (11) LAURA HERNÁNDEZ GONZÁLEZ, in representation of GRUPO FERROVIARIO MEXICANO, S.A. DE C.V., which capacity has been duly recognized to me in the procedure indicated in the heading of this brief, (12) ARMANDO FAUSTO ORTEGA GÓMEZ, in representation of INFRAESTRUCTURA Y TRANSPORTES MÉXICO, S.A. DE C.V., which capacity has been duly recognized to me in the procedure indicated in the heading of this brief, (13) MARCO ANTONIO SLIM DOMIT in representation of GRUPO CARSO, S.A.B. DE C.V., which capacity has been duly recognized to me in the procedure indicated in the heading of this brief, (14) ALBERTO DE LA PARRA ZAVALA, in representation of GRUPO MÉXICO, S.A.B DE C.V., which capacity has been duly recognized to me in the procedure indicated in the heading of this brief, and (15) DOCTOR IGNACIO PÉREZ COLÍN, in representation of the PUBLIC COMMERCE REGISTRY FOR THE FEDERAL DISTRICT, which capacity has been duly recognized to me in the procedure indicated in the heading of this brief, we hereby respectfully appear to state as follows:
          That through this brief and as it is the best interest of KANSAS CITY SOUTHERN DE MÉXICO, S.A. DE C.V., I hereby appear to request the dismissal with prejudice of the legal action perused against each and every one of the defendants and, consequently express that I do not reserve any action or right to exercise against them in connection with the causes of action stated in my original complaint.
          As per the foregoing, in representation of THE MINISTRY OF COMMUNICATIONS AND TRANSPORTS, FERROCARRIL MEXICANO, S.A. DE C.V., FERROSUR, S.A. DE C.V., INFRAESTRUCTURA Y TRANSPORTES FERROVIARIOS, S.A. DE C.V., LÍNEAS FERROVIARIAS DE MÉXICO, S.A. DE C.V., GRUPO CONDUMEX, S.A. DE C.V., SINCA INBURSA, S.A. DE C.V., SOCIEDAD DE INVERSIONES DE CAPITALES, BANCO INBURSA, S.A., INSTITUCIÓN DE BANCA MÚLTIPLE, GRUPO FINANCIERO INBURSA, GRUPO FINANCIERO INBURSA, S.A.B. DE C.V., GRUPO FERROVIARIO MEXICANO, S.A. DE C.V., INFRAESTRUCTURA Y TRANSPORTES MÉXICO, S.A. DE C.V., GRUPO CARSO, S.A.B. DE C.V., GRUPO MÉXICO, S.A.B DE C.V., and the PUBLIC REGISTRY OF COMMERCE FOR THE FEDERAL DISTRICT, we hereby appear to express our total and absolute consent in connection with the dismissal with prejudice of the action brought by KANSAS CITY SOUTHERN DE MÉXICO, S.A. DE C.V. and expressly waive to any claim that we may have against it in connection with the filing of the lawsuit, including without limitation any claim for costs and expenses.
          In virtue of the foregoing, each and every one of the parties signing this brief waives any right that may correspond to them and express that each one shall cover their own costs and expenses incurred in connection with this trial, therefore, we respectfully request to your Honor to declare this case as totally and absolutely concluded and order that the documents submitted during this trail shall be returned to each one of the parties, after a certified copy of such documents is kept in the judicial files, for any legal purposes.
          In virtue of the foregoing;
          I respectfully request to YOUR HONOR:
          FIRST. To have KANSAS CITY SOUTHERN DE MÉXICO, S.A. DE C.V., as dismissing with prejudice the cause of action claimed against each and every one of the defendants and, consequently, to expressly acknowledge that it reserves no claim or right against any of them for the causes of action that motivated the filing of the initial lawsuit.
SECOND. To have the SECRETARÍA DE COMUNICACIONES Y TRANSPORTES, FERROCARRIL MEXICANO, S.A. DE C.V., FERROSUR, S.A. DE C.V., INFRAESTRUCTURA Y TRANSPORTES FERROVIARIOS, S.A. DE C.V., LÍNEAS FERROVIARIAS DE MÉXICO, S.A. DE C.V., GRUPO CONDUMEX, S.A. DE C.V., SINCA INBURSA, S.A. DE C.V., SOCIEDAD DE INVERSIONES DE CAPITALES, BANCO INBURSA, S.A., INSTITUCIÓN DE BANCA MÚLTIPLE, GRUPO FINANCIERO INBURSA, GRUPO FINANCIERO INBURSA, S.A.B. DE C.V., GRUPO FERROVIARIO MEXICANO, S.A. DE C.V., INFRAESTRUCTURA Y TRANSPORTES MÉXICO, S.A. DE C.V., GRUPO CARSO, S.A.B. DE C.V., GRUPO MÉXICO, S.A.B DE C.V., and the REGISTRO PÚBLICO DE COMERCIO DEL DISTRITO FEDERAL, having granted their total and absolute consent with the dismissal with prejudice formulated by KANSAS CITY SOUTHERN DE MÉXICO, S.A. DE C.V. and expressly waiving any claim that they mat have against the plaintiff with respect to the filing of the lawsuit, including, without limitation, any claims for costs and expenses.
THIRD. Consider this brief as duly filed by each of us, waiving any rights that we may have and stating that each of us will bear our own costs and expenses originated by reason of this trial.
FOURTH. To declare this case and totally and absolutely concluded and to order that the documents submitted by each of the parties during the trial are returned to them, after a certified copy thereof has been kept in the judicial record, for all legal purposes.
(i)	México, Federal District, February 10th, 2010.
EDGAR AGUILETA GUTIÉRREZ
KANSAS CITY SOUTHERN DE MÉXICO, S.A. DE C.V.
GONZALO MARTÍNEZ POUS
SECRETARÍA DE COMUNICACIONES Y TRANSPORTES
LAURA HERNÁNDEZ GONZÁLEZ
FERROCARRIL MEXICANO, S.A. DE C.V
ARTURO GARCÍA SANTAELLA
FERROSUR, S.A. DE C.V.
ARMANDO FAUSTO ORTEGA GÓMEZ
INFRAESTRUCTURA Y TRANSPORTES FERROVIARIOS, S.A. DE C.V.

ALFREDO CASAR PÉREZ
INFRAESTRUCTURA Y TRANSPORTES FERROVIARIOS, S.A. DE C.V.
ARMANDO FAUSTO ORTEGA GÓMEZ
LÍNEAS FERROVIARIAS DE MÉXICO, S.A. DE C.V.
ALEJANDRO ARCHUNDIA BECERRA
GRUPO CONDUMEX, S.A. DE C.V.
EDUARDO VALDÉS HERRERA
SINCA INBURSA, S.A. DE C.V., SOCIEDAD DE INVERSIONES DE CAPITALES
JOSÉ HEREDIA BRETÓN
SINCA INBURSA, S.A. DE C.V., SOCIEDAD DE INVERSIONES DE CAPITALES
ROBERTO SANGIACOMO LORDA
SINCA INBURSA, S.A. DE C.V., SOCIEDAD DE INVERSIONES DE CAPITALES
BLANCA RUTH MARTÍNEZ REYES
BANCO INBURSA, S.A., INSTITUCIÓN DE BANCA MÚLTIPLE, GRUPO FINANCIERO INBURSA
RAÚL HUMBERTO ZEPEDA RUIZ
GRUPO FINANCIERO INBURSA, S.A.B. DE C.V.
LAURA HERNÁNDEZ GONZÁLEZ
GRUPO FERROVIARIO MEXICANO, S.A. DE C.V.
ARMANDO FAUSTO ORTEGA GÓMEZ
INFRAESTRUCTURA Y TRANSPORTES MÉXICO, S.A. DE C.V.
MARCO ANTONIO SLIM DOMIT
GRUPO CARSO, S.A.B. DE C.V.
ALBERTO DE LA PARRA ZAVALA
GRUPO MÉXICO, S.A.B DE C.V.
DOCTOR IGNACIO PÉREZ COLÍN
REGISTRO PÚBLICO DE COMERCIO DEL DISTRITO FEDERAL

MINERA MÉXICO, S.A. DE C.V.
VS.
SECRETARÍA DE COMUNICACIONES Y TRANSPORTES AND OTHERS. ORDINARY CIVIL TRIAL DOCKET NUMBER: 253/2009
THIRD DISTRICT JUDGE IN CIVIL MATTERS FOR THE FEDERAL DISTRICT
          (1) ARMANDO FAUSTO ORTEGA GÓMEZ, en in representation of MINERA MÉXICO, S.A. DE C.V., which capacity has been duly recognized to me in the procedure indicated in the heading of this brief, (2) ANTONIO BALDERAS CRUZ, in representation of THE TESORERÍA DE LA FEDERACIÓN, which capacity has been duly recognized to me in the procedure indicated in the heading of this brief, (3) JUAN MANUEL ÁLVAREZ GONZÁLEZ, in representation of THE SECRETARÍA DE COMUNICACIONES Y TRANSPORTES; (4) JORGE PÉREZ HERNÁNDEZ, in representation of FERROCARRILES NACIONALES DE MÉXICO (EN LIQUIDACIÓN), which capacity has been duly recognized to me in the procedure indicated in the heading of this brief, y (5) JESÚS ÁNGEL GUERRA MÉNDEZ, in representation of KANSAS CITY SOUTHERN DE MÉXICO, S.A. DE C.V., which capacity has been duly recognized to me in the procedure indicated in the heading of this brief, we hereby respectfully appear to state as follows:
          That through this brief and as it is the best interest of KANSAS CITY SOUTHERN DE MÉXICO, S.A. DE C.V., I hereby appear to request the dismissal with prejudice of the legal action perused against each and every one of the defendants and, consequently express that I do not reserve any action or right to exercise against them in connection with the causes of action stated in my original complaint, including those against who have not yet been served.
          As per the foregoing, in representation of TESORERÍA DE LA FEDERACIÓN, the SECRETARÍA DE COMUNICACIONES Y TRANSPORTES, FERROCARRILES NACIONALES DE MÉXICO and KANSAS CITY SOUTHERN DE MÉXICO, S.A. DE C.V., we hereby appear to express our total and absolute consent in connection with the dismissal with prejudice of the action brought by MINERA MÉXICO, S.A. DE C.V. and expressly waive to any claim that we may have against it in connection with the filing of the lawsuit, including without limitation any claim for costs and expenses.
          In virtue of the foregoing, each and every one of the parties signing this brief waives any right that may correspond to them and express that each one shall cover their own costs and expenses incurred in connection with this trial, therefore, we respectfully request to your Honor to declare this case as totally and absolutely concluded and order that the documents submitted during this trail shall be returned to each one of the parties, after a certified copy of such documents is kept in the judicial files, for any legal purposes.
          In virtue of the foregoing;
I respectfully request to YOUR HONOR:
          FIRST. To have MINERA MÉXICO, S.A. DE C.V., as dismissing with prejudice the cause of action claimed against each and every one of the defendants and, consequently, to expressly acknowledge that it reserves no claim or right against any of them for the causes of action that motivated the filing of the initial lawsuit.
SEGUNDO. To have the TESORERÍA DE LA FEDERACIÓN, la SECRETARÍA DE COMUNICACIONES Y TRANSPORTES, FERROCARRILES NACIONALES DE MÉXICO and KANSAS CITY SOUTHERN DE MÉXICO, S.A. DE C.V.,, having granted their total and absolute consent with the dismissal with prejudice formulated by MINERA MÉXICO, S.A. DE C.V., and expressly waiving any claim that they mat have against the plaintiff with respect to the filing of the lawsuit, including, without limitation, any claims for costs and expenses.
THIRD. Consider this brief as duly filed by each of us, waiving any rights that we may have and stating that each of us will bear our own costs and expenses originated by reason of this trial.
FOURTH. To declare this case and totally and absolutely concluded and to order that the documents submitted by each of the parties during the trial are returned to them, after a certified copy thereof has been kept in the judicial record, for all legal purposes.
(ii)	México, Federal District, February 10th, 2010.
ARMANDO FAUSTO ORTEGA GÓMEZ
MINERA MÉXICO, S.A. DE C.V.
ANTONIO BALDERAS CRUZ
TESORERÍA DE LA FEDERACIÓN
JUAN MANUEL ÁLVAREZ GONZÁLEZ

SECRETARÍA DE COMUNICACIONES Y TRANSPORTES
JORGE PÉREZ HERNÁNDEZ
FERROCARRILES NACIONALES DE MÉXICO
JESÚS ÁNGEL GUERRA MÉNDEZ
KANSAS CITY SOUTHERN DE MÉXICO, S.A. DE C.V.

[English Translation of Original Spanish Document]
Exhibit I
     Mexico, Federal District February [*], 2010
Carso Companies (as such term is defined hereinafter)
Dear Gentlemen,
          We make reference to the ordinary mercantile trial with file number 270/2007 followed before the Fourth District Court in Civil Matters in Mexico, Federal District in which Kansas City Southern de México, S.A. de C.V. (“Kansas”) act as plaintiff and certain of the Grupo Mexico Companies (as such term is defined hereinafter); Grupo Condumex, S.A. de C.V.; SINCA Inbursa, S.A. de C.V., Sociedad de Inversiones de Capitales; Banco Inbursa, S.A., Institución de Banca Múltiple, Grupo Financiero Inbursa; Grupo Financiero Inbursa, S.A.B. de C.V. y Grupo Carso, S.A.B. de C.V. among others, as defendants (collectively the “Carso Companies”) (the “Existing Procedure”).
          On this same date, Kansas on the one hand and Ferrocarril Mexicano, S.A. de C.V. (“Ferromex”), Ferrosur, S.A. de C.V. (“Ferrosur”), Minera México, S.A. de C.V., Infraestructura y Transportes Ferroviarios, S.A. de C.V., Infraestructura y Transportes México, S.A. de C.V., Líneas Ferroviarias de México, S.A. de C.V., Grupo Ferroviario Mexicano, S.A. de C.V., y Grupo México, S.A.B., de C.V., on the other (collectively, the “Grupo México Companies”), have entered in to a Settlement Agreement, (the “Settlement Agreement”), by means of which among other things definitely extinguish the Existing Procedure, and agree that Kansas will submit certain consents with the procedures conducted before the Federal Antitrust Commission (“Comisión Federal de Competencia”) related to or linked with the merger between Ferromex and Ferrosur, same as the ones listed in Annex A hereof (the “CFC Procedures”).
          The purpose of this document is to document our mutual consent regarding the termination and definitive extinction of the Existing Procedure, in connection with Kansas and the Carso Companies; in this sense, through their signature of this document it will be understood for all legal effects that the Existing Procedure have been terminated by mutual consent between Kansas and the Carso Companies. In addition, this document governs certain aspects of the CFC Procedures between Kansas and the Carso Companies. Upon the signature of the Carso Companies of this document, the terms and conditions of the agreements between the Carso Companies and Kansas in connection to the Existing Procedure and the CFC Procedures are the following:
Clause Twenty. Termination of Disputes of the Existing Procedure. Kansas and the Carso Companies acknowledge and agree that any disputes, controversies, actions, rights and/or obligations that currently exist in relation to the facts underlining the Existing Procedure, are definitively concluded by means of this instrument (the “Disputes”).
Clause Twenty-one. Settlements and Releases in Connection with the Disputes and the Existing Procedure. Kansas releases the Carso Companies and the Carso Companies release Kansas, from any liability, obligation and/or Claim arising out of or directly related to, any Dispute, the Settlement Procedures and the CFC Procedures, without reserving any right or claim to that effect. This release dose not include a release form any of the events that occurred after the execution of this instrument.
Clause Twenty-two. Acts of Completion. Kansas and the Carso Companies in this act shall desist form any claim, action, appeal or procedure in connection with the Disputes, including, without limitation, the Existing Procedure. Kansas and the Carso Companies agree to ratify the withdrawal before a notary public, and if necessary, before the corresponding judicial authorities. A copy of this document may be submitted by Kansa and/or the Carso Companies before the relevant judicial authorities.
Clause Twenty-three. Waiver of Rights and Actions. Kansas and the Carso Companies in this act expressly waive and irrevocably and definitively conclude:
any rights, actions, claims, proceedings, suites, appeals and in general, any other obligation of any kind and before any governmental authority in connection with the Disputes and/or with the purpose or facts directly related with to them, including, without limitation, any judicial, administrative decision or otherwise;
any rights arising form an action, event, circumstance or act done by the parties in connection with the proceedings related to the Disputes and/or the Existing Procedure, and/or
Any rights, actions, claims, proceedings, suites, criminal complaints, appeals and in general, any other obligation of any other nature and before any other governmental authority in connection with any cause, fact, act, omission, statement and/or proceeding of any nature occurred prior to the date of this instrument with respect to the Disputes.
Clause Twenty-four. Waiver of Future Proceedings. Kansas, on the one hand, and the Carso Companies, on the other, mutually agree to not initiate any proceeding, whether judicial, administrative, arbitratal or of any other nature (including criminal complaints), in the future against, or that in any way may affect the other party based on any acts, actions or omissions that occurred prior to the date hereof, related to or arising form the Disputes and the issues or facts relating thereto, including, without limitation, any decision whether judicial, administrative or of any other nature.
Clause Twenty-five. Absence of Obligations. Kansas in this act expressly recognizes that the Carso Companies are not part of the Settlement Agreement and that the same do not undertake obligations under that agreement. The Carso Companies recognize that the termination or results of the CFC Procedures are not Kansas responsibility or obligation. The obligations and rights between Kansas and the Carso Parties are limited to the provisions of this document.

Clause Twenty-six. Certain Indemnities. Kansas, on one hand, and the Carso Companies, on the other, in this act agree to indemnify each other from any claim, expense, damage, claim, cost and/or complaint that an affiliate, employee or officer of a party brings against the other (or its affiliates, employees or officers) related to the Disputes, the Existing Procedure, the CFC Procedures and/or this document.
Clause Twenty-seven. Acknowledgments. Kansas, on one hand, and the Carso Companies, on the other hand, hereby declare that the execution of this document has not caused them any damage neither in the context f the Disputes and/or the Existing Procedure.
Clause Twenty-eight. Jurisdiction. This document has the nature of a settlement between Kansas and the Carso Companies in relation with the Disputes and the Existing Procedure. In the interpretation and execution of this instrument, Kansas and the Carso Companies are subject to the jurisdiction of the relevant federal laws and courts of Mexico, Federal District, hereby waiving to any other jurisdiction which could correspond to them by reason of their domicile or otherwise.
          By the signature of a legal representative dully authorized below, the Carso Companies express their consent with this document.

Sincerely, Kansas City Southern de México, S.A. de C.V.
By: José Guillermo Zozaya Délano
President and Executive Representative

Consent and agreement of the Carso Companies:

By: [*] Grupo Condumex, S.A. de C.V.	By: [*] SINCA Inbursa, S.A. de C.V., Sociedad de Inversiones de Capitales

By: [*] Banco Inbursa, S.A., Institución de Banca Múltiple, Grupo Financiero Inbursa	By: [*] Grupo Financiero Inbursa, S.A.B. de C.V.

By: [*] Grupo Carso, S.A.B. de C.V.

Exhibit A
Procedures Conducted Before the Federal Antitrust Commission (“Comisión Federal de Competencia”)
•	File CNT-132-2005 and ACCUMULATED, conducted before the Federal Antitrust Commission (“CFC”), by reason of the acquisition of Ferrosur by Infraestructura y Transportes Ferroviarios, S.A. de C.V. (“ITF”) and Líneas Ferroviarias de México, S.A. de C.V. (“LFM”).
•	File RA-21-2006 and ACCUMULATED, conducted by the CFC in connection with the administrative appeal filed against the decision issued in file CNT-132-2005 AND ACCUMULATED, concluded by ruling dated November 8, 2006.
•	Annulment Trail number 3825/07-17-05-8, commenced by ITF and Infraestructura y Transportes México, S.A. de C.V. (“ITM”) against the resolution dated November 8, 2006. It is pending resolution before the High Chambers of the Federal Court of Fiscal and Administrative Justice.
•	Appeal under file number RA 63/2010, before the First Auxiliary Court for the First Region, filed in connection to the Amparo Trail number 1095/2009, sponsored by Sinca Inbursa S.A de C.V., sociedad de Inversión de Capitales, in its capacity as third party in the procedure of merger notification CNT-132-2005 and Accumulated.
•	File IO-02-2006 conducted by the CFC in connection with the investigation of alleged absolute monopolistic practices, concluded by ruling dated January 22, 2009.
•	File RA-08-2009 and ACCUMULATED, conducted by the CFC in connection with the administrative appeal filed against the decision issued on file IO-02-2006, concluded by ruling dated June 9, 2009.
•	Amparo Trail number 887/2009-III, promoted by Grupo México, S.A.B. de C.V. (“GMéxico”) and others, against resolution dated June 9 issued by the CFC in file RA-08-2009 AND ACCUMULATED, filed before the Sixth District Court.
•	Administrative Appeal number RA 330/2009 filed by GMéxico and others against the incidental ruling of June 15, 2009 in amapro file number 887/2009-III, before the Thirteenth Collegiate Administrative Court.